                                                                   EXHIBIT 10.34

-------------------------------------------------------------------------------




                           STOCK PURCHASE AGREEMENT

                                      BY

                                      AND

                                     AMONG


                      COLORADO GREENHOUSE HOLDINGS, INC.;

                     CATTERTON -SIMON PARTNERS III, L.P.;

                              BCI GROWTH IV, L.P.

                                      AND

                       CO-INVESTORS LISTED ON SCHEDULE 1


                              ___________________


                         Dated as of January 21, 1997

                              ___________________




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                     PAGE
                                                                                     ----
ARTICLE 1.  DEFINITIONS............................................................   1

     1.1. Definitions..............................................................   1
     1.2. Accounting Terms; Financial Statements...................................   8
     1.3. Knowledge Standard.......................................................   8
     1.4. Other Defined Terms......................................................   9

ARTICLE 2.  AUTHORIZATION OF SERIES B PREFERRED STOCK; PURCHASE AND SALE OF
            SERIES B PREFERRED STOCK...............................................   9

     2.1. Preferred Stock..........................................................   9
     2.2. Purchase and Sale of Series B Preferred Stock............................   9
     2.3. Closing..................................................................   9
     2.4. Fees and Expenses........................................................  10
     2.5. Preferred Stock Conversion Adjustments...................................  10

ARTICLE 3.  CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE
            SERIES B PREFERRED STOCK...............................................  10

     3.1. Representations and Warranties...........................................  10
     3.2. Compliance with Terms and Conditions of this Agreement...................  10
     3.3. Delivery of Certificates Evidencing the Series B Preferred Stock.........  10
     3.4. Closing Certificates.....................................................  10
     3.5. Secretary's Certificates.................................................  11
     3.6. Documents................................................................  11
     3.7. Purchase Permitted by Applicable Laws....................................  11
     3.8. Opinion of Counsel.......................................................  11
     3.9. Approval of Counsel to Purchasers........................................  11
     3.10. Consents and Approvals..................................................  11
     3.11. Certain Waivers.........................................................  11
     3.12. No Material Adverse Effect..............................................  11
     3.13. Certificate and By-laws.................................................  12
     3.14. No Material Judgment or Order...........................................  12
     3.15. Financial Statements....................................................  12
     3.16. Severance and Noncompete Agreements.....................................  12
     3.17. Registration Rights Agreement...........................................  12
     3.18. Series A Registration Rights Agreement..................................  12
     3.19. Shareholders' Agreement.................................................  13
     3.20. Certificate of Designations.............................................  13
     3.21. Redemption Agreement....................................................  13
     3.22. Company Reorganization..................................................  13
     3.23. Purchaser Diligence.....................................................  13

ARTICLE 4.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE..................  13

     4.1. Representations and Warranties...........................................  13

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
     4.2.  Compliance with Terms and Conditions of this Agreement..................  13
     4.3.  Closing Certificates....................................................  13
     4.4.  Issuance Permitted by Applicable Laws...................................  13
     4.5.  Payment of Purchase Price...............................................  14
     4.6.  Approval of Counsel to Company..........................................  14
     4.7.  Consents and Approvals..................................................  14
     4.8.  No Material Judgment or Order...........................................  14

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................  14

     5.1.  Corporate Existence and Authority.......................................  14
     5.2.  Corporate Authorization; No Contravention...............................  14
     5.3.  Governmental Authorization; Third Party Consents........................  15
     5.4.  Binding Effect..........................................................  15
     5.5.  Other Agreements........................................................  15
     5.6.  Capitalization..........................................................  15
     5.7.  Affiliates..............................................................  16
     5.8.  Private Offering........................................................  16
     5.9.  Litigation..............................................................  17
     5.10. Financial Statements....................................................  17
     5.11. Title and Condition of Assets...........................................  17
     5.12. Contractual Obligations.................................................  18
     5.13. Patents, Trademarks, Etc................................................  18
     5.14. Tax Matters.............................................................  19
     5.15. Severance Arrangements..................................................  20
     5.16. No Material Adverse Effect..............................................  20
     5.17. Environmental Matters...................................................  21
     5.18. Investment Company/Government Regulations...............................  21
     5.19. Broker's, Finder's or Similar Fees......................................  22
     5.20. Labor Relations and Employee Matters....................................  22
     5.21. Employee Benefits Matters...............................................  22
     5.22. Potential Conflicts of Interest.........................................  23
     5.23. Business Relationships..................................................  24
     5.24. Outstanding Borrowings..................................................  24
     5.25. Insurance Schedule......................................................  24
     5.26. Undisclosed Liabilities.................................................  24
     5.27. Solvency................................................................  24
     5.28. Compliance with Law.....................................................  25
     5.29. No Other Agreements to Sell the Assets or Capital Stock of the Company..  25
     5.30. Hart-Scott-Rodino.......................................................  25
     5.31. Disclosure..............................................................  25
     5.32. Restructuring...........................................................  25

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................  26

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
     6.1. Existence and Authority..................................................  26
     6.2. Authorization; No Contravention..........................................  26
     6.3. Binding Effect...........................................................  26
     6.4. Purchase for Own Account.................................................  26
     6.5. Accredited Investor Status...............................................  27
     6.6. Broker's, Finder's or Similar Fees.......................................  27

ARTICLE 7.  COVENANTS OF THE COMPANY...............................................  27

     7.1. Further Assurances.......................................................  27
     7.2. Notification of Certain Matters..........................................  27
     7.3. Access to Information....................................................  28
     7.4. Conduct of Business......................................................  28

ARTICLE 8.  COVENANTS OF THE COMPANY WITH RESPECT TO THE PERIOD FOLLOWING THE
            CLOSING................................................................  28

     8.1. Financial Statements and Other Information...............................  28
     8.2. Notices..................................................................  29
     8.3. Reservation of Shares....................................................  30
     8.4. Books and Records........................................................  30
     8.5. Use of Proceeds..........................................................  30
     8.6. New Lines of Business....................................................  30
     8.7. Compensation of Directors................................................  30
     8.8. Management Incentive Stock Option Plan...................................  30
     8.9. Torrance Greenhouse......................................................  30

ARTICLE 9.  INDEMNIFICATION........................................................  31

     9.1. Indemnification..........................................................  31
     9.2. Notification.............................................................  32
     9.3. Registration Rights Agreement............................................  32

ARTICLE 10.  MISCELLANEOUS.........................................................  32

     10.1. Termination.............................................................  32
     10.2. Survival of Representations and Warranties..............................  33
     10.3. Notices.................................................................  33
     10.4. Successors and Assigns..................................................  34
     10.5. Amendment and Waiver....................................................  34
     10.6. Counterparts............................................................  35
     10.7. Headings................................................................  35
     10.8. Governing Law...........................................................  35
     10.9. Severability............................................................  35
     10.10. Rules of Construction..................................................  35
     10.11. Entire Agreement.......................................................  35
     10.12. Transaction Expenses...................................................  35

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
     10.13. Publicity..............................................................   35
     10.14. Further Assurances.....................................................   35
     10.15. Severability of Representations, Warranties and Covenants..............   36

                        TABLE OF EXHIBITS AND SCHEDULES
                        -------------------------------

                                   EXHIBITS
                                   --------


Exhibit A - Certificate of Designations for the Series B Preferred Stock

Exhibit B - Lender Letters

Exhibit C - Redemption Agreement

Exhibit D - Registration Rights Agreement

Exhibit E - Series A Registration Rights Agreement

Exhibit F - Shareholders' Agreement

Exhibit G - Severance and Noncompete Agreements

Exhibit H - Preferred Stock Conversion Adjustments

Exhibit I - Opinion of Holme Roberts & Owen LLP

Exhibit J - Amended and Restated Certificate of Incorporation of Colorado Greenhouse Holdings, Inc.

Exhibit K - Hambrecht & Quist Warrant



                                   SCHEDULES
                                   ---------


Shares Being Purchased...............................    1

Lenders..............................................    1.1

Adjustment Prices....................................    2

Adjustment Percentages...............................    3

Schedule 3.22 - Restructuring Table

Schedule 5.3 - Consents

Schedule 5.6 - Capitalization

Schedule 5.7 - Affiliates and Project Owners

Schedule 5.9 - Litigation

Schedule 5.11(a) - Leased Real Property

Schedule 5.12 - Contractual Obligations

Schedule 5.13 - Intellectual Property

Schedule 5.14(c) - Tax Mattters; Audits

Schedule 5.14(f)(i) - Tax Matters; Tax Elections

Schedule 5.14(f)(iii) - Tax Matters; Tax Indemnity

Schedule 5.14(i) - Tax Matters; Excess Parachute Payments

Schedule 5.14(j) - Tax Matters; Joint Ventures

Schedule 5.17(e) - Environmental Matters; Phase I Environmental Assessments

Schedule 5.20 - Employment Agreements

Schedule 5.21 - Employee Benefits Plans

Schedule 5.22 - Potential Conflicts of Interest; Transactions with Affiliates

Schedule 5.24 - Outstanding Borrowings

Schedule 5.25 - Insurance Policies

Schedule 8.5 - Use of Proceeds

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of
                                              ---------
the 21st day of January, 1997 by and among CATTERTON-SIMON PARTNERS III, L.P. a Delaware limited partnership ("Catterton"), BCI Growth IV, L.P., a Delaware
                               ---------
limited partnership ("BCI"), the other co-investors listed on Schedule 1
                                                              ----------
attached hereto (the "Co-Investors") and COLORADO GREENHOUSE HOLDINGS, INC., a
                      ------------
Delaware corporation (the "Company").
                           -------

                                   RECITALS

          A. WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell shares of its Series B Preferred Stock (as defined herein) to Catterton, BCI and the Co-Investors (each being referred to herein as a "Purchaser" and collectively referred to herein as the "Purchasers").

          B. WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchasers desire to contribute capital to the Company in exchange for the issuance to the Purchasers of shares of the Series B Preferred Stock as set forth herein.

          C. WHEREAS, the Purchasers desire that, upon the Closing (as defined in herein), Catterton, BCI and the Co-Investors will collectively own one hundred percent (100%) of the Company's outstanding Series B Preferred Stock.

          D. WHEREAS, the Company, the holders of the Company's Series A Preferred Stock and the Purchasers desire to set forth the objectives and agreements that will govern their relations and responsibilities with respect to each other by entering into concurrently with the sale and purchase of securities hereunder a Shareholders' Agreement (as defined herein).

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLE 1.


                                  DEFINITIONS
                                  -----------




          1.1.  Definitions.   As used in this Agreement, and unless the context
                -----------
requires a different meaning, the following terms have the meanings indicated:

          "Actual EBIT" shall mean, for any period, the Consolidated Net Income
           -----------
of the Company for such period adjusted to deduct therefrom interest income and to add thereto the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expenses; (ii) interest expense and
(iii) any non-cash charge related to the issuance of Company options to purchase Common Stock. Such amounts shall be determined pursuant to an audit by a nationally recognized accounting firm in accordance with GAAP.

          "Adjustment Percentage" shall mean, with respect to any return on
           ---------------------
Investment in connection with a Liquidity Event, the "Adjustment Percentage" as set forth on Schedule 3 for such Return on Investment as of the closing date of
             ----------
such Liquidity Event.

          "Adjustment Price" shall mean, with respect to any date, the
           ----------------
"Adjustment Price" as set forth on Schedule 2 for such date.
                                   ----------

          "Affiliate" means, with respect to any specified Person, any Person
           ---------
that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise, provided, however, in no event shall Brush
                              --------  -------
Cogeneration Partners, Colorado Power Partners, American Atlas #1 LTD, CTI, Inc., CTI Partners I, LLC and CTI Partners II, LLC be deemed an Affiliate of the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless otherwise qualified, all references to an "Affiliate" or to "Affiliates" in this Agreement shall refer to an Affiliate or Affiliates of the Company.

          "Balance Sheet Date" means December 31, 1996.
           ------------------

          "Benefit Arrangement" means any employment, consulting, severance or
           -------------------
other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "Certificate of Designations" shall mean the Company's Certificate of
           ---------------------------
Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series B Preferred Stock attached hereto as Exhibit A.
                                                                    ---------

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Equity" shall mean all shares now or hereafter authorized of
           -------------
any class of common stock of the Company, however designated, including the Common Stock, and any other stock of the Company, however designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

          "Common Stock" means the common stock, par value $.001 per share, of
           ------------
the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Company's Line of Business" means the current line of business of the
           --------------------------
Company and its Affiliates, any line of business that is related thereto and any line of business that involves the production and distribution of produce and related food products and ancillary services.

          "Condition of the Company" means the assets, business, properties,
           ------------------------
operations, financial condition or prospects of the Company and its subsidiaries taken as a whole.

          "Consolidated Net Income" shall have the meaning assigned to such term
           -----------------------
in the Certificate of Designations.

          "Contractual Obligation" means as to any Person, any provision of any
           ----------------------
security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Defined Benefit Plan" means a defined benefit plan within the meaning
           --------------------
of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

          "Employee Plans" means all Benefit Arrangements, Multiemployer Plans,
           --------------
Pension Plans and Welfare Plans.

          "Environmental Expenses" means any liability, loss, cost or expense
           ----------------------
arising from any Pre-Closing Environmental Matter, including, without limitation, costs of investigation, cleanup, removal, remedial, corrective or response action, the costs associated with posting financial assurances for the completion of investigation, cleanup, removal, remedial, corrective or response actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvement, operation and maintenance testing and monitoring costs, power and utility costs and pumping taxes or fees, and administrative costs or damages.

          "Environmental Laws" means any federal, state, territorial, provincial
           ------------------
or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Material
                                  -- ---
Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and
                                       -- ---
Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control
                                 -- ---
Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 1251 et
                        -- ---                                          --
seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), and the
---                                                         -- ---
Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as such laws
                                                      -- ---
have been
amended, modified or supplemented heretofore and any analogous federal, state or local laws, statutes and regulations.

          "Equipment" means all of the tangible personal property owned or
           ---------
leased by the Company or any of its Affiliates and used in or held for use in the operations of the business of the Company or any of its Affiliates.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any Person that is (or at any relevant time
           ---------------
was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission thereunder.

          "Facilities" means the buildings, plants, offices, greenhouses and all
           ----------
other improvements on any real property (including fixtures affixed thereto) which are owned or leased by the Company or any of its Affiliates and used or held for use in the operation of the business of the Company or any of its Affiliates.

          "GAAP" means United States generally accepted accounting principles,
           ----
in effect from time to time, consistently applied.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Materials" means those substances which are regulated by or
           -------------------
form the basis of liability under any Environmental Laws, including, without limitation, petroleum products, radon and asbestos.

          "Indebtedness" means, as to any Person: (a) all obligations, whether
           ------------
or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (f) above, guaranteed, directly or indirectly, by that Person.

          "Initial Issue Date" shall mean the date that shares of Series B
           ------------------
Preferred Stock are first issued by the Company.

          "Letters" means those letters addressed to Colorado Springs Production
           -------
Credit Association from each of the lenders set forth on Schedule 1.1 (or their
                                                         ------------
successors as holders of deeds of trust on any of the Brush I, Brush II or Ft. Lupton greenhouses) consenting to the execution of a consent and subordination from the lessor and lessee of the Brush I, Brush II and Ft. Lupton greenhouses substantially in the form of Exhibit B hereto and containing (and not modifying
                             ---------
or abrogating) the following paragraph:

                    "Each Project Party agrees that the making of any distribution by Colorado Greenhouse, LLC to its members after the payment of all of its other obligations then due (including payments due under the Management Agreement); regardless of the purposes for which such funds are used by the members of Colorado Greenhouse (including the construction and operation of any new greenhouses), shall not cause Colorado Greenhouse to be in violation of Section 3.3(a) of the Management Agreement."

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Liquidity Event" shall have the meaning assigned to such term in the
           ---------------
Certificate of Designations.

          "Material Adverse Effect" means any adverse material change in the
           -----------------------
assets, business, properties, operations or financial condition of the Company or the LLC.

          "Multiemployer Plan" means any "multiemployer plan," as defined in
           ------------------
Section 4001(a)(3) or Section 3(37) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "Outstanding Borrowings" means all Indebtedness of the Company and/or
           ----------------------
its Affiliates for borrowed money (including without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), excluding obligations with respect to trade payables incurred in the ordinary course of business.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means any "employee pension benefit plan" as defined in
           ------------
Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "Permitted Liens" means (i) Liens for taxes, governmental charges or
           ---------------
levies which (a) are not yet due and payable, or (b) are being diligently contested in good faith by appropriate proceedings; provided, that for any such taxes being diligently contested in good faith, the Company has set aside adequate reserves, (ii) Liens imposed by law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceeding and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves, and (iii) Liens which (x) in each case, secure obligations of less than $10,000, and (y) do not, individually or in the aggregate, interfere with the use and enjoyment of the property subject thereto.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Pre-Closing Environmental Matters" means (i) the production, use,
           ---------------------------------
generation, storage, treatment, recycling, disposal, discharge, release, or other handling or disposition of any kind at any time on or prior to the Closing Date (collectively "Handling") of any Hazardous Material, either in, on, or under any real property or facility owned, leased or used at any time by the Company (or a predecessor or affiliate of the Company) including without limitation the effects of such Handling of Hazardous Materials on resources, persons, or property within or outside the boundaries of any facility owned, operated or otherwise used by the Company; (ii) the presence as of the Closing Date of Hazardous Materials in, on or under any facility owned, leased or used at any time by the Company regardless of how the Hazardous Materials came to rest at, on or under such facility, (iii) the failure on or prior to the Closing Date of any facility or any operations of the Company to be in compliance with any Environmental Laws, and (iv) any other act, omission or condition existing prior to the Closing Date which gives rise to liability under any Environmental Laws with respect to the Company.

          "Preferred Stock" means the Series A Preferred Stock and the Series B
           ---------------
Preferred Stock.

          "Private Placement Memorandum" means the Confidential Private
           ----------------------------
Placement Memorandum prepared by the Company and dated October 1996.

          "Project Owners" means each of Brush Cogeneration Partners, Colorado
           --------------
Power Partners and American Atlas #1 LTD.

          "Qualified Initial Public Offering" shall have the meaning assigned to
           ---------------------------------
such term in the Certificate of Designations.

          "Redemption Agreement" means the Redemption Agreement attached hereto
           --------------------
as Exhibit C.
   ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement attached hereto as Exhibit D.
                             ---------

          "Requirements of Law" means, as to any Person, the provisions of the
           -------------------
Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by or referred to in the Transaction Agreements.

          "Return on Investment" shall have the meaning assigned to such term in
           --------------------
the Certificate of Designations.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Series A Registration Rights Agreement" means the Series A
           --------------------------------------
Registration Rights Agreement attached hereto as Exhibit E.
                                                 ---------

          "Series A Preferred Stock" means the Series A Preferred Stock, par
           ------------------------
value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Series B Preferred Stock" means the Series B Preferred Stock, par
           ------------------------
value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Severance and Noncompete Agreements" means the Severance and
           -----------------------------------
Noncompete Agreements entered into between (i) the Company and Mr. Edward Wetherbee and (ii) the Company and Mr. Matthew Cook, each in a form reasonably acceptable to the Company and the Purchasers attached hereto Exhibit F.
                                                             ---------

          "Shareholders' Agreement" means the Shareholders' Agreement among the
           -----------------------
Company, the holders of Series A Preferred Stock and the Purchasers attached hereto as Exhibit G.
          ---------

          "Shares" means the Common Stock and the Preferred Stock.
           ------

          "subsidiary" shall mean (i) any corporation, at least 50% of the total
           ----------
combined voting power of all classes of capital stock of which shall, at the time as of which any determination is being made, be beneficially owned by the Company either directly or through subsidiaries, and (ii) any partnership or other entity in which the Company or any subsidiary beneficially owns more than a 50% equity interest and controls the management of such entity.

          "Tax" or "Taxes" shall mean all federal, state, local foreign and
           ---      -----
other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which the Company may be liable.

          "Transaction Agreements" means collectively, this Agreement, the
           ----------------------
Severance and Noncompete Agreements, the Series A Registration Rights Agreement, the Series B Registration Rights Agreement, the Certificate of Designations, the Shareholders' Agreement and the Redemption Agreement.

          "Transaction Expenses"  means any and all out-of-pocket expenses
           --------------------
incurred by the Purchasers in connection with the legal and financial due diligence review of the Condition of the Company conducted by the Purchasers, the negotiation and preparation of the Transaction Agreements, the consummation of the transactions contemplated thereby and preparation for any of the foregoing, including, without limitation, travel expenses, fees, (including, without limitation, consulting fees), charges and disbursements of counsel and any similar or related costs and expenses.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
           ------------
Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "1997 Target EBIT" means $7,361,000.
           ----------------

          "1998 Target EBIT" means $14,914,000.
           ----------------

          1.2.  Accounting Terms; Financial Statements. All accounting terms
                --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

          1.3.  Knowledge Standard. When used herein, the phrase "to the
                ------------------
knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person (ii) with respect to any corporation, the actual knowledge of officers and directors, or Persons acting in similar capacities, of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, (iii) with respect to any limited liability company, the actual knowledge of the members and the officers and directors of members, or Persons acting in similar capacities, of such entity and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, and (iv) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry. When used herein, the phrase "to the knowledge of the Company," "to the best knowledge of the Company" or any similar phrase shall mean "to the best knowledge of the Company and each Affiliate" using the standards set forth in the previous sentence.

          1.4.  Other Defined Terms. The following terms shall have the meanings
                -------------------
specified in the Sections set forth below:

               Term                                            Section
               ----                                            -------
               Actions                                         5.9
               Budget                                          8.1
               Certificate of Incorporation                    3.13
               Closing                                         2.3
               Closing Date                                    2.3
               Holders                                         8.1
               HSR Act                                         5.30
               Indemnified Party                               9.1
               Indemnifying Party                              9.1
               Initial Determination                           9.1
               Intellectual Property                           5.13
               Liability (and Liabilities)                     9.1
               LLC                                             3.15
               Purchase Price                                  2.2
               Restructuring                                   3.20
               Taxpayer (and Taxpayers)                        5.14
               Termination Date                                10.1
               Torrance Greenhouse                             5.3
               Unaudited Financial                             3.15
                Statements

                                    ARTICLE 2.


                  AUTHORIZATION OF SERIES B PREFERRED STOCK;
                 PURCHASE AND SALE OF SERIES B PREFERRED STOCK
                 ---------------------------------------------

          2.1. Preferred Stock. The Company has authorized (a) the issuance and
               ---------------
sale to the Purchasers of an aggregate of 1,875,000 shares of Series B Preferred Stock and (b) has duly adopted resolutions (i) authorizing the filing of the Certificate of Designations and (ii) establishing the rights, preferences, privileges and restrictions of the Series B Preferred Stock. The Series B Preferred Stock will have the respective rights, preferences and privileges set forth in the Certificate of Designations.

          2.2. Purchase and Sale of Series B Preferred Stock. Upon the terms and
               ---------------------------------------------
 subject to the conditions herein contained, at the Closing (as defined herein) on the Closing Date (as defined herein), the Company agrees that it will issue and sell to each of the Purchasers, and each Purchaser agrees that it will acquire and purchase from the Company, the number of shares of Series B Preferred Stock listed next to such Purchaser's name on Schedule 1 hereto. The
                                                         ----------
 purchase price of the Series B Preferred Stock shall be $8.00 per share. The aggregate purchase price of such Series B Preferred Stock shall be $15,000,000 (the "Purchase Price").
       --------------

          2.3. Closing. The closing of the sale to and purchase by the
               -------
Purchasers of the Series B Preferred Stock referred to in Section 2.2 hereof (the "Closing") shall occur at the offices of Holme Roberts & Owen LLP, 1401
      -------
Pearl Street, Suite 400, Boulder, CO 80302 at 10:00 a.m. Colorado time on January 21, 1997 or at such different time of day as the Purchasers and the Company shall agree (the

"Closing Date").  At the Closing, (i) the Company shall deliver to each
 ------------
Purchaser certificates evidencing the Series B Preferred Stock being purchased by such Purchaser, free and clear of any Liens of any nature whatsoever, other than those created by the Certificate of Designations or the Shareholders' Agreement, registered in such Purchaser's name, and (ii) each Purchaser shall deliver to the Company the portion of the Purchase Price listed next to such Purchaser's name on Schedule 1 hereto, by cashier's check or wire transfer of
                    ----------
immediately available funds.

          2.4. Fees and Expenses. Regardless whether the transactions
               -----------------
contemplated by this Agreement are consummated, the Company shall reimburse the Purchasers for all Transaction Expenses, at the Closing out of the proceeds of the sale of the Series B Preferred Stock hereunder or, if there is no Closing, promptly upon request therefor, which payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers.

           2.5.Preferred Stock Conversion Adjustments. Attached hereto as
               --------------------------------------
Exhibit H are example calculations of the conversion adjustments to be made
---------
pursuant to the terms of the Certificate of Designations. The Company and Purchasers have prepared the example calculations set forth on Exhibit H as
                                                               ---------
illustrations of the effect of such adjustment terms for the purpose of assisting in the interpretation of such terms. Such calculations are intended to implement, not to supersede or modify, the terms of the Certificate of Designations.

                                  ARTICLE 3.


                      CONDITIONS TO THE OBLIGATION OF THE
              PURCHASERS TO PURCHASE THE SERIES B PREFERRED STOCK
              ---------------------------------------------------

          The obligation of each Purchaser to purchase the Series B Preferred Stock, to pay the purchase prices therefor and to perform any obligations hereunder on the Closing Date (unless otherwise specified) shall be subject to the satisfaction as determined by, or waiver by, such Purchaser of the following conditions on or before the Closing Date:

          3.1. Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the Closing Date (both before and after giving effect to the transactions contemplated under this Agreement) as if made at and as of such date.

          3.2. Compliance with Terms and Conditions of this Agreement. The
               ------------------------------------------------------
Company shall have duly and properly performed and complied with all of the agreements, covenants, obligations and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

          3.3. Delivery of Certificates Evidencing the Series B Preferred Stock.
               ----------------------------------------------------------------
The Company shall have delivered to each Purchaser the certificates evidencing the Series B Preferred Stock as set forth in Section 2.1.

          3.4. Closing Certificates. The Company shall have delivered to each
               --------------------
Purchaser a certificate executed by an authorized officer of the Company certifying to such matters as the Purchasers may reasonably request, including that the representations and warranties of the Company contained in the Agreement are true and correct on and as of the Closing Date, and that the conditions set forth in this Section 3 to be satisfied by the Company have been satisfied on and as of the Closing Date.

          3.5.   Secretary's Certificates. Each Purchaser shall have received a
                 ------------------------
certificates from the Company, dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, By-laws of the Company, and resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated thereby, are all true, complete and correct and remain unamended and in full force and effect.

          3.6.   Documents.  Each Purchaser or one Purchaser on behalf of all
                 ---------
Purchasers shall have received true, complete and correct copies of such documents and such other information as it may have reasonably requested in connection with or relating to the sale of the Series B Preferred Stock and the transactions contemplated by the Transaction Agreements, all in form and substance reasonably satisfactory to the Purchasers prior to the Closing.

          3.7.   Purchase Permitted by Applicable Laws. The acquisition of and
                 -------------------------------------
payment for the Series B Preferred Stock to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated by the Transaction Agreements shall not (a) violate any Requirements of Law, (b) result in a breach or default (i) under any of the Contractual Obligations of the Company or (ii) under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other governmental instrumentality, (c) result in, or require, the creation or imposition of any Lien, or the obligation to make any payment with respect to any Lien, upon or with respect to any of the property of the Company, or (d) require any consents, approvals, exemptions, authorizations, registrations, declarations or filings by the Company.

          3.8.   Opinion of Counsel. Each Purchaser shall have received an
                 ------------------
opinion of Holme Roberts & Owen LLP, counsel to the Company, dated as of the Closing Date attached hereto as Exhibit I.
                                ---------

          3.9.   Approval of Counsel to Purchasers. All actions and proceedings
                 ---------------------------------
required to be performed on or prior to the Closing Date hereunder and all documents required to be delivered by the Company on or prior to the Closing Date as required by this Agreement, shall have been acceptable to Latham & Watkins, counsel to the Purchasers, in its reasonable judgment as to their form and substance.

          3.10.  Consents and Approvals. All agreements, approvals, consents,
                 ----------------------
exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Company, necessary or required in connection with the execution, delivery or performance of the Transaction Agreements (including, without limitation, the issuance of the Series B Preferred Stock, and issuance of the Common Stock upon conversion of the Series B Preferred Stock) by the Company, shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

          3.11.  Certain Waivers. Each holder of the shares of the capital stock
                 ---------------
of the Company (or any other party who may possess such rights) shall have waived any and all preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale and any similar rights with respect to the issuance of the Series B Preferred Stock contemplated hereby.

          3.12.  No Material Adverse Effect. Since the Balance Sheet Date, (i)
                 --------------------------
there shall have been no Material Adverse Effect in the Condition of the Company which the Company can reasonably foresee, and (ii) there shall be no fact known to the Company that has not been disclosed to the

Purchasers, which will or would be reasonably likely to have a Material Adverse Effect on the Condition of the Company which the Company can reasonably foresee.

          3.13. Certificate and By-laws. The Company shall have adopted and
                -----------------------
filed the Amended and Restated Certificate of Incorporation attached hereto as Exhibit J (the "Certificate of Incorporation") and the By-laws of the Company
---------
shall be amended as may be required by the Certificate of Incorporation and the Shareholders' Agreement, in form and substance satisfactory to the Purchasers.

          3.14. No Material Judgment or Order. There shall not be on the Closing
                -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Purchasers, would (i) prohibit the purchase of the Series B Preferred Stock or the consummation of the other transactions contemplated hereunder, (ii) subject the Purchasers to any penalty if the Series B Preferred Stock were to be purchased hereunder, (iii) question the validity or legality of the transactions contemplated hereby, or (iv) be reasonably expected to materially adversely affect the value of the capital stock of the Company, the Series B Preferred Stock or the Condition of the Company.

          3.15. Financial Statements. The Company shall have delivered to the
                --------------------
Purchasers a copy of the (i) audited balance sheet of Colorado Greenhouse L.L.C. (the "LLC") and of American Atlas #1 LTD (together with consolidating
      ---
information relating to Wolf Creek Rifle, LLC, ("Wolf Creek")) as of December 31, 1995 and the related consolidated statements of operations and cash flows for the fiscal year then ended, accompanied by the report of an independent auditor, (ii) the unaudited consolidated balance sheet of the LLC as of December 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal year then ended (the "Unaudited Financial Statements"), (iii) a schedule of the Company's fixed assets as of December 31, 1996, valued at cost less accumulated depreciation, certified on behalf of the Company and LLC by the Chief Financial Officer of the Company (the "Certified Fixed Assets Schedule") and (iv) a schedule of the Company's physical inventory as of December 31, 1996, valued at the lower of cost and net realizable value, certified on behalf of the Company and the LLC by the Chief Financial Officer of the Company (the "Certified Inventory Schedule"). The financial statements identified in clauses
(i) and (ii) above fairly present the financial condition and results of operations in accordance with GAAP applied on a consistent basis as of the dates and for the periods set forth in the balance sheet included therein and the results of operations of the Company for the period covered thereby; provided,
                                                                     --------
however, that the Unaudited Financial Statements are subject to normal and
-------
customary year-ending audit adjustments and do not contain all the footnotes required by GAAP.

          3.16. Severance and Noncompete Agreements. The Company and Mr. Edward
                -----------------------------------
Wetherbee and the Company and Mr. Matthew Cook shall have duly executed and delivered to the Purchasers the Severance and Noncompete Agreements attached hereto as Exhibit F.
          ---------

          3.17. Registration Rights Agreement. The Company and the other parties
                -----------------------------
to the Registration Rights Agreement (other than the Purchasers) shall have duly executed and delivered to the Purchasers the Registration Rights Agreement attached hereto as Exhibit D.
                   ---------

          3.18. Series A Registration Rights Agreement. The Company and the
                --------------------------------------
other parties to the Series A Registration Rights Agreement shall have duly executed and delivered to the Purchasers the Series A Registration Rights Agreement attached hereto as Exhibit E.
                             ---------

          3.19. Shareholders' Agreement. The Company, the holders of Series A
                -----------------------
Preferred Stock and the Purchasers shall have entered into a Shareholders Agreement attached hereto as Exhibit G.
                             ---------

          3.20. Certificate of Designations. The Company shall have duly
                ---------------------------
executed and filed with the Secretary of State of the State of Delaware the Certificate of Designations attached hereto as Exhibit A.
                                               ---------

          3.21. Redemption Agreement. The Company and the Purchasers shall have
                --------------------
entered into a Redemption Agreement attached hereto as Exhibit C.
                                                       ---------

          3.22. Company Reorganization. The Company shall have completed the
                ----------------------
restructuring (the "Restructuring"), including (i) the issuance of shares of
                    -------------
Series A Preferred Stock of the Company in exchange for member interests in the LLC as set forth in Schedule 3.22; (ii) the formation of Colorado Greenhouse,
                    -------------
Inc. and CG Member, Inc. as wholly owned subsidiaries of the Company; and (iii) the acquisition by the Company or a wholly owned subsidiary of the Company of 100% of the member interests in the LLC, all in form and substance satisfactory to the Purchasers and their counsel.

          3.23. Purchaser Diligence. The Purchasers shall be satisfied, in their
                -------------------
sole discretion, with the due diligence inquiries made with respect to the Company, its Affiliates and the Project Owners.

                                  ARTICLE 4.

                               CONDITIONS TO THE
                      OBLIGATIONS OF THE COMPANY TO CLOSE
                      -----------------------------------

          The obligation of the Company to issue and sell the Series B Preferred Stock and the other obligations of the Company hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

          4.1.  Representations and Warranties. The representations and
                ------------------------------
warranties of the Purchasers contained in Section 6 hereof shall be true and correct at and as of the Closing Date.

          4.2.  Compliance with Terms and Conditions of this Agreement. The
                ------------------------------------------------------
Purchasers shall have performed and complied with all of the obligations and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

          4.3.  Closing Certificates. Each Purchaser shall have delivered to the
                --------------------
Company a certificate executed by such Purchaser certifying to such matters as the Company may reasonably request, including that the representations and warranties of such Purchaser contained in this Agreement are true and correct on and as of the Closing Date, and that the conditions set forth in this Section 4 to be satisfied by such Purchaser have been satisfied on and as of the Closing Date.

          4.4.  Issuance Permitted by Applicable Laws. The issuance of the
                -------------------------------------
Series B Preferred Stock by the Company hereunder and the consummation of the transactions contemplated by the Transaction Agreements shall not (a) violate any Requirements of Law, or (b) result in a breach or default (i) under any of the Contractual Obligations of the Purchasers, or (ii) under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other governmental instrumentality, or
(c) require any consents, approvals, exemptions, authorizations, registrations, declarations or filings by the Purchasers.

          4.5. Payment of Purchase Price. The Purchasers shall tender to the
               -------------------------
Company the Purchase Price set forth in Section 2.2 in the respective amounts specified on Schedule 1 hereto.
             ----------

          4.6. Approval of Counsel to Company. All actions and proceedings
               ------------------------------
required to be performed on or prior to the Closing Date hereunder and all documents required to be delivered by the Purchasers on or prior to the Closing Date as required by this Agreement, shall have been acceptable to Holme Roberts & Owen LLP, counsel to the Company, in their reasonable judgment as to their form and substance.

          4.7. Consents and Approvals. All agreements, approvals consents,
               ----------------------
exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Purchasers necessary or required in connection with the execution, delivery or performance of the Transaction Agreements by each Purchaser, shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof as requested by the Company and all waiting periods shall have lapsed without extension or imposition of any conditions or restrictions.

          4.8. No Material Judgment or Order. There shall not be on the Closing
               -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Company would (i) prohibit the sale of the Series B Preferred Stock or the consummation of the other transactions contemplated hereunder, (ii) subject the Company to any penalty if the Series B Preferred Stock were to be sold hereunder, or (iii) question the validity or legality of the transactions contemplated hereby.

                                    ARTICLE 5.

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY
                           -------------------------

          The Company hereby represents and warrants to the Purchasers as of the date hereof as follows:

          5.1. Corporate Existence and Authority. The Company (a) is a
               ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be engaged, (c) is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.

          5.2. Corporate Authorization; No Contravention. The execution,
               -----------------------------------------
delivery and performance by the Company of each of the Transaction Agreements and the consummation of the transactions contemplated thereby, including without limitation, the issuance of the Series B Preferred Stock (a) has been duly authorized by all necessary corporate action, including, if required, stockholder action, (b) does not and will not conflict with or contravene the terms of the Certificate of Incorporation or the By-Laws of the Company, or any amendment thereof; and (c) does not and will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Company or any of its Affiliates, or (ii) any Requirements of Law applicable to the Company or any of its Affiliates.

          5.3. Governmental Authorization; Third Party Consents. No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Requirements of Law, and no lapse of a waiting period under any applicable Requirements of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Series B Preferred Stock, the issuance of the Common Stock upon the conversion or exercise of the Series B Preferred Stock) by the Company or the enforcement against the Company of the Transaction Agreements, or the transactions contemplated thereby. Except as set forth on Schedule 5.3, all
                                                          ------------
approvals, authorizations, exemptions and permits necessary or required for the construction, operation and use of that certain greenhouse facility to be located in Torrance County, New Mexico (the "Torrance Greenhouse") have been obtained by the Company and its Affiliates from all Governmental Authorities with applicable jurisdiction.

          5.4. Binding Effect. The Transaction Agreements have been duly
               --------------
executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          5.5. Other Agreements. Neither the Company nor any Affiliate has
               ----------------
previously entered into any agreement which is currently in effect or to which the Company or any Affiliate is currently bound, granting any registration or other material rights to any Person, the provision or performance of which would render the provision or performance (including, without limitation, the issuance of the Series B Preferred Stock and the issuance of the Common Stock upon the conversion of the Preferred Stock) of the material rights to be granted to the Purchasers by the Company in the Transaction Agreements impracticable.

          5.6. Capitalization.
               --------------

          (a) As of the date hereof, the capital stock of the Company consists solely of (i) 10,600,000 authorized shares of Common Stock (of which none is issued and outstanding and 7,780,135 reserved for issuance upon the exercise of outstanding options and the conversion of Preferred Stock) and (ii) 8,100,000 authorized shares of Preferred Stock (of which 6,200,000 shares of Series A Preferred Stock are issued and outstanding). Immediately following the Closing
(i) no shares of Common Stock will be issued and outstanding; (ii) 1,580,135 shares of Common Stock will be reserved for issuance upon the exercise of options to purchase such shares, (iii) 6,200,000 shares of Common Stock will be reserved for issuance upon the conversion of the Series A Preferred Stock, (iv) 2,754,095 shares of Common Stock will be reserved for issuance upon the conversion of the Series B Preferred Stock; and (v) 1,875,000 shares of Series B Preferred Stock will be issued and outstanding. A total of 8,650,995 fully diluted shares of Common Stock will be outstanding immediately following the Closing, assuming the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock and the exercise of all outstanding options and warrants. All outstanding shares of capital stock of the Company are, and the Series B Preferred Stock (when issued, sold and delivered against payment therefor) will be, duly authorized and validly issued, fully paid, nonassessable and free and clear of any Liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions, other than those created by the Certificate of Designations and the Shareholders' Agreement.


          (b) Schedule 5.6 sets forth the name of each holder of the issued and
              ------------
outstanding capital stock of the Company, the number of shares of such capital stock held of record by each such holder, the name of each Person holding any options, warrants or other rights to purchase any capital stock of the Company, the number, class and series of shares of capital stock subject to each such option, warrant or right and the exercise price of each such option, warrant or right. Except as set forth on Schedule 5.6, and except for the stock options and
                              ------------
rights referred to in Section 5.6(a) and the Preferred Stock, there are no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any such holder of capital stock is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

          (c) Except as set forth in the Shareholders' Agreement, no Person has any preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar rights with respect to the issuance of the Series B Preferred Stock contemplated hereby.

          5.7. Affiliates. Schedule 5.7 sets forth a complete and accurate list
               ----------  ------------
of all of the Affiliates of the Company and all of the Project Owners, together with their respective jurisdictions of incorporation or organization. Each Affiliate and Project Owner that is a corporation or a limited liability company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the corporate or requisite power and authority to own its properties and conduct its business. Each Affiliate and Project Owner that is a partnership is an existing partnership under the laws of the jurisdiction of its formation and has full partnership power and authority to own its properties and conduct its business. Each Affiliate and Project Owner is qualified and licensed to transact business in each jurisdiction where such qualification is necessary under applicable law as a result of the conduct of its business and ownership of its properties. Each Affiliate and Project Owner has all corporate, partnership or requisite power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged. All of the outstanding shares of capital stock of the Affiliates that are corporations have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 5.7, all of the outstanding shares of capital stock of, or other
------------
ownership interests in, each of the Affiliates are owned by the Company or by a wholly owned Affiliate free and clear of any Liens, claims, options, charges or other encumbrances. Except as set forth on Schedule 5.7, no Affiliate has
                                            ------------
outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Affiliate to issue, transfer or sell any securities of the Affiliate.

          5.8. Private Offering; California Commissioner of Corporations. No
               ---------------------------------------------------------
form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Series B Preferred Stock. No registration of the Series B Preferred Stock pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Series B Preferred Stock pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Series B Preferred Stock or any other security so as to require the issuance and sale of the Series B Preferred Stock pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such shares are so registered. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN

QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS EXEMPT.

          5.9.  Litigation. Except as set forth on Schedule 5.9, there is no
                ----------                         ------------
complaint, action, order, writ, injunction, judgment or decree outstanding, or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "Actions") pending or, to the knowledge of the
                              -------
Company, threatened against, relating to or affecting (i) the assets of the Company, its Affiliates or the Project Owners, or (ii) the transactions required to be performed under this Agreement or by the Transaction Agreements. Neither the Company nor the Affiliates are in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or any Affiliate. Except as set forth on Schedule 5.9, there is not a reasonable likelihood of an adverse
         ------------
determination of any pending Action that would, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company.

          5.10. Financial Statements. The Company has furnished the Purchasers
                --------------------
with (i) the audited balance sheet of LLC and of American Atlas #1 LTD (together with consolidating information relating to Wolf Creek) as of December 31, 1995 and the related statements of operations and cash flows for the fiscal year then ended, accompanied by the report of an independent auditor, (ii) the Unaudited Financial Statements, (iii) the Certified Fixed Assets Schedule and (iv) the Certified Inventory Schedule. The financial statements identified in clauses (i) and (ii) above fairly present the financial condition and results of operations of the Company and LLC as of the dates thereof and were prepared in accordance with GAAP applied on a consistent basis as of the dates and for the periods set forth in the balance sheet included therein and the results of operations of the Company and LLC for the period covered thereby; provided, however, that the
                                                --------- --------
Unaudited Financial Statements are subject to normal and customary year-ending audit adjustments and do not contain all the footnotes required by GAAP

          5.11. Title and Condition of Assets.
                -----------------------------

          (a) The Company and its Affiliates have good and, with respect to real property, marketable, title to all of the real and personal property reflected on the balance sheets included in the Unaudited Financial Statements or acquired by the Company and its Affiliates since the Balance Sheet Date, free and clear of any Liens or defects of title, other than Permitted Liens. The Project Owners have good and, with respect to real property, marketable title to all of their real and personal property free and clear of any Liens or defects of title, other than Permitted Liens and such Liens which individually and in the aggregate do and will not materially impair or interfere with the current or anticipated uses of such property. All real property which is leased by the Company and its Affiliates is listed on Schedule 5.11(a) hereto. The Company has
                                        ----------------
a valid and enforceable leasehold interest in all real property leased by it pursuant to the terms of the respective lease agreements. With respect to the leases listed on Schedule 5.11(a) hereto, the Company or each Affiliate, as
                 ----------------
applicable, is in compliance with the leases and such leases are sufficient for the conduct of the Company's and its Affiliates' business as now being and presently planned to be conducted.

          (b) The Facilities and Equipment are in good operating condition and repair (except for ordinary wear and tear and any defect the cost of repairing which would not be material), are sufficient for the operation of the Company's business and are in conformity in all material respects with applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety standards, occupational safety and health laws and regulations) relating thereto, except where such failure to conform would not have a Material Adverse Effect on the Condition of Company. The Company and each of its Affiliates enjoy peaceful and undisturbed possession of all Facilities owned or leased by the Company or such Affiliate, and, to the best knowledge of the Company, such Facilities are not subject to any encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or its Affiliates. There are no pending or, to the best knowledge of the Company, threatened, condemnation proceedings relating to any of the Facilities. The Facilities and the Equipment are insured and are, to the best of the Company's knowledge, structurally sound with no material defects.

          5.12. Contractual Obligations.
                -----------------------

          (a) Neither the Company nor any of its Affiliates is in default or breach under or with respect to any Contractual Obligation to which it is a party (and to the best knowledge of the Company and such Affiliates no other party to any such Contractual Obligation is in default or breach thereunder), except any such default which, individually or together with all such defaults, would not have a Material Adverse Effect on the Condition of the Company or the ability of the Company to perform its obligations under the Transaction Agreements. Neither the Company or any of its Affiliates has received notice that any party to any such Contractual Obligation intends to cancel, amend or terminate any such agreement.

          (b)   Schedule 5.12 lists all of the contracts, leases, agreements,
                -------------
indentures and undertakings governing or relating to the Contractual Obligations of the Company and the Affiliates other than (i) the Transaction Agreements,
(ii) purchase orders entered into in the ordinary course of business, and (iii) any such contracts, leases, agreements, indentures or undertaking that (x) do not involve the receipt or payment of more than $20,000 each, (y) do not involve employment or labor matters and (z) do not contain covenants restricting the Company from engaging in any line of business. The Company has provided the Purchaser with true, correct and complete copies of all contracts, leases, agreements, indentures and undertakings listed on Schedule 5.12. Every contract
                                                  -------------
listed on Schedule 5.12 is legal, valid, binding and enforceable in accordance
          -------------
with its terms with respect to the Company or its Affiliates and any other parties bound thereby.

          5.13. Patents, Trademarks, Etc.  As of the Closing, the Company owns
                ------------------------
or is licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other intellectual property rights that are material to the operation of the businesses of the Company (the "Intellectual Property"), and all pending
                                ---------------------
applications related to such Intellectual Property, registered rights in such Intellectual Property and executed agreements related to such Intellectual Property are listed on Schedule 5.13 hereto. All registered patents, copyrights,
                       -------------
trademarks and service marks listed on Schedule 5.13 are in full force and
                                       -------------
effect and are not subject to any taxes or other fees except for annual filing and maintenance fees. No product, process, method, substance or other material presently sold by or employed by the Company, or which the Company contemplates selling or employing, infringes upon the patents, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights that are owned by others. To the Company's knowledge, no litigation is pending and no claim has been made against the Company or any Affiliate or, to the best knowledge of the Company, is threatened, contesting the right of the Company or any Affiliate to sell or use any product, process, method, substance or other material presently sold by or employed by the Company or any Affiliate. To the actual knowledge of the officers and directors of the Company, no patent, invention, devise, principal or any statute, law, rule, regulation, standard or code is pending or proposed, which would have a Material Adverse Effect on the Condition of the Company.

          5.14. Tax Matters.
                -----------

          (a)  Filing of Tax Returns.  Each of the Company, its Affiliates and
               ---------------------
any predecessor of the Company or any Affiliate (each such entity hereinafter a "Taxpayer" or collectively the "Taxpayers") have timely filed with the
 --------                       ---------
appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. No Taxpayer has requested any extension of time within which to file returns (including without limitation information returns) in respect of any Taxes that have not been filed.

          (b)  Payment of Taxes.  All Taxes of each of the Taxpayers in respect
               ----------------
of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and no Taxpayer has any material liability for Taxes in excess of the amounts so paid. All Taxes that each Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to the Closing Date) duly paid to the proper taxing authority.

          (c)  Audits, Investigations or Claims. Except as set forth on Schedule
               --------------------------------                         --------
5.14(c), the federal income tax returns of each of the Taxpayers have not been
-------
audited by the Internal Revenue Service, and no material deficiencies for Taxes of any of the Taxpayers have been claimed, proposed or assessed by any taxing or other governmental authority against any of the Taxpayers. There are no pending or, to the best knowledge of the Taxpayers, threatened audits, investigations or claims for or relating to any material additional liability to any of them in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of any of the Taxpayers, or its or their counsel, is likely to result in a material additional liability to any of them for Taxes. No audits of any of the Taxpayers' federal, state, and local returns for Taxes by the relevant taxing authorities have occurred. None of the Taxpayers have been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to any of the Taxpayers.

          (d)  Lien.  There are no liens for Taxes (other than for current Taxes
               ----
not yet due and payable) on any assets of any Taxpayer.

          (e)  Partnership Status.  The LLC is properly treated as a division of
               ------------------
the Company for federal and applicable state income tax purposes and, since the time of its organization, the LLC has not been and will not be treated for federal or applicable state income tax purposes as an association or publicly traded partnership taxable as a corporation.

          (f)  Tax Elections; Tax Sharing Arrangements.
               ---------------------------------------

               (i) All material elections with respect to Taxes affecting each of the Taxpayers as of the date hereof are set forth on Schedule 5.14(f)(i).
                                                        -------------------

               (ii) None of the Taxpayers has made an election, and none of them are required, to treat any asset as owned by another person or as tax-exempt bond financed property or tax-exempt use property of the Company within the meaning of section 168 of the Code or under any comparable state or local income tax or other tax provision.

               (iii) Except as set forth on Schedule 5.14(f)(iii), none of the
                                            ---------------------
Taxpayers is a party to or bound by any binding tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other party.

               (iv) None of the Taxpayers has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it.

          (g)  Affiliated Group.  None of the Taxpayers has ever been a member
               ----------------
of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

          (h)  Section 481(a).  None of the Taxpayers has agreed to make, or are
               --------------
required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (i)  Excess Parachute Payments.  Except as set forth on Schedule
               -------------------------                          --------
5.14(i), none of the Taxpayers is a party to any agreement, contract,
-------
arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (j)  No Joint Venture.  Except as set forth on Schedule 5.14(j), none
               ----------------                          ----------------
of the Taxpayers is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          5.15. Severance Arrangements.  Other than the Severance and Noncompete
                ----------------------
Agreements, neither the Company nor any Affiliate has entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation (absolute or contingent) of the Company to make any payment to any present or former employee following termination of employment.

          5.16. No Material Adverse Effect.  Since the Balance Sheet Date, there
                --------------------------
has not been any Material Adverse Effect, nor to the best knowledge of the Company is any such change threatened, in the Condition of the Company or the prospects of the Company or any Affiliate which the Company (based on facts known to it) can reasonably foresee, other than normal market fluctuations.

          5.17. Environmental Matters.
                ---------------------

          (a) The property, assets and operations of the Company and each Affiliate are and have been in compliance in all material respects with all applicable Environmental Laws; except for commonly used industrial materials, the presence, use or handling of which does not give rise to liability under any Environmental Laws, there are and have been no Hazardous Materials stored, handled or otherwise located in, on or under any of the property or assets of the Company and each Affiliate, including the groundwater; and, to the best knowledge of the Company, there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company and each Affiliate. Neither the Company nor any Affiliate has stored or caused to be stored any Hazardous Materials on or under any of the property or assets of the Company, including the groundwater, other than in compliance with Environmental Laws; and the Company has not generated, released or discharged any Hazardous Materials other than in compliance with Environmental Laws.

          (b) None of the property, assets or operations of the Company or any Affiliate is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

          (c) There are no pending, or, to the best knowledge of the Company, threatened lawsuits or proceedings against the Company or any Affiliate, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor any Affiliate is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including without limitation, the "National Priorities List" or "CERCLIS List," (ii) has or, to the best knowledge of the Company, had any subsurface storage tanks located thereon; or (iii) to the knowledge of the Company, has ever been used as or for a waste disposal facility, a mine, a gasoline service station or a petroleum products storage facility.

          (d) Neither the Company nor any Affiliate has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or any Affiliate of any Hazardous Materials or any release or threatened release of any Hazardous Materials into the environment, except for any such liability that would not have a Material Adverse Effect on the Condition of the Company.

          (e)  Schedule 5.17(e) is a complete and accurate list of the most
               ----------------
recent Phase I Environmental Site Assessments with respect to environmental matters prepared with regard to each of the greenhouse sites currently operated by the LLC.

          5.18. Investment Company/Government Regulations.  Immediately
                -----------------------------------------
following the Closing, after giving effect to the transactions contemplated by the Transaction Agreements, neither the Company nor any Person controlling, controlled by or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

          5.19. Broker's, Finder's or Similar Fees.  There are no brokerage
                ----------------------------------
commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any officer, director, shareholder, or Affiliate of the Company, or any action taken by any such person, except for an amount payable to Hambrecht & Quist of $897,500 and a warrant for the purchase of 18,500 shares of Series B Preferred Stock of the Company attached hereto as Exhibit K and granted to Hambrecht & Quist.
---------

          5.20. Labor Relations and Employee Matters.
                ------------------------------------

          (a) Neither the Company nor any Affiliate is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any Affiliate before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the best knowledge of the Company, threatened against the Company or any Affiliate, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company or any Affiliate, and (iii) no union representation question existing with respect to the employees of the Company or any Affiliate and, to the knowledge of the Company, no union organizing activities are taking place.

          (b)  Except as set forth on Schedule 5.20, the Company is not a party
                                      -------------
to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete.

          5.21. Employee Benefits Matters.
                -------------------------

          (a)  Except as set forth on Schedule 5.21, neither the Company nor any
                                      -------------
Affiliate maintains or contributes to any Employee Plans which cover or have covered employees of the Company or a Affiliate (with respect to their relationship with such entities). True and complete copies of each of the following documents relating to Employee Plans which cover any employees or former employees of the Company have been delivered by the Company to the
Purchaser: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been generally distributed to employees and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been generally distributed to employees and a complete description of any such Benefit Arrangement which is not in writing,
(iii) the most recent determination letter issued by the Internal Revenue Service for each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan, (v) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty days past due with respect to each Pension Plan or Welfare Plan.

          (b)  Except as set forth in Schedule 5.21, the Company represents as
                                      -------------
follows:

               (1)  Deductibility of Payments.  There is no contract, agreement,
                    -------------------------
plan or arrangement covering any employee or former employee of the Company or a Affiliate (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by the

Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (2)  No Amendments.  Except for the Severance and Noncompete
                    -------------
Agreements, neither the Company nor any Affiliate has any announced plan or legally binding commitment to create any additional Employee Plan which is intended to cover employees or former employees of the Company or a Affiliate (with respect to their relationship with such entities) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or a Affiliate (with respect to their relationship with such entities).

               (3)  No Other Material Liability.  No event has occurred in
                    ---------------------------
connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of the Company or any Affiliate to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

               (4) No Pension Plan is subject to Title IV of ERISA or Section 412 of the Code. Each Pension Plan, each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Section 401(a) and 501(a) and has been so qualified during the period from its adoption to date.

               (5) Neither the Company nor any ERISA Affiliate contributes to, or after September 25, 1980 has been obligated to contribute to, any Multiemployer Plan.

               (6) Neither the Company nor any ERISA Affiliate has any present or future obligation to make any payment to or with respect to any present or former employee of the Company pursuant to any retiree medical benefit plan, other than as may be required by federal or state law. Neither the Company nor any ERISA Affiliate has ever maintained, contributed to or been required to contribute to any "welfare benefit fund" as defined in Section 419(e) of the Code. Each Welfare Plan which is a "group health plan," as defined in Section 607(l) of ERISA, has been operated in compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

               (7) Each Welfare Plan, Pension Plan and Benefit Arrangement which covers or has covered employees or former employees of the Company or any ERISA Affiliate has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, Pension Plan or Benefit Arrangement, including but not limited to ERISA and the Code.

               (8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any of the Employee Plans, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock or any interest in any Pension Plan or Welfare Plan or the creation of rights under any severance, parachute or change of control agreement.

          5.22. Potential Conflicts of Interest. Except as set forth on Schedule
                -------------------------------                         --------
5.22, no officer, director, or stockholder of five percent (5%) or more of the
----
aggregate number of shares of Common Stock then outstanding on a fully diluted basis (after giving effect to the Restructuring) of the Company or any Affiliate, no spouse of any such officer, director or stockholder and no Affiliate of the foregoing: (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any Affiliate; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any Affiliate uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any Affiliate, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof and described in Schedule 5.22.
                             -------------

          5.23. Business Relationships.  There exists no actual or to the best
                ----------------------
of the Company's knowledge, threatened, termination or cancellation, of the business relationship of the Company or any Affiliate with any customer, supplier or any group of customers or suppliers whose purchases or sales, as the case may be, are individually or in the aggregate material to the Condition of the Company.

          5.24. Outstanding Borrowings.  Schedule 5.24 lists the amount of all
                ----------------------   -------------
Outstanding Borrowings as of the date hereof and the name of each lender thereof.

          5.25. Insurance Schedule.  Schedule 5.25 accurately summarizes all of
                ------------------   -------------
the insurance policies or programs of the Company or any Affiliate in effect as of the date hereof (true and correct copies of which have been provided to the Purchasers), and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums and deductibles, and also indicates any self-insurance program that is in effect. The insurance policies summarized on Schedule 5.25 are in full force and effect and are adequate to
              -------------
protect the Company and its Affiliates assets, crops and businesses covering property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed and are adequate to protect against all liabilities, claims, and risks against which it is customary to insure by companies engaged in businesses the same or similar to the business conducted by the Company.

          5.26. Undisclosed Liabilities.  Neither the Company nor any Affiliate
                -----------------------
has any material liabilities or obligations (absolute, accrued, contingent or otherwise) to the knowledge of the Company except (i) liabilities that are reflected and reserved against on the balance sheets included in the Unaudited Financial Statements (including the notes thereto), (ii) liabilities incurred in the ordinary course of business and consistent with the past practice of the Company since the Balance Sheet Date, and which are reflected and reserved for in the balance sheets included in the Unaudited Financial Statements, and (iii) liabilities arising under Contractual Obligations described on Schedule 5.12.
                                                               -------------

          5.27. Solvency.  Neither the Company, its Affiliates nor any Project
                --------
Owner has (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets or (v) admitted in writing its inability to pay its debts as they come due. After giving effect to the transactions contemplated by the Transaction Agreements, the Company will not (i) have liabilities which exceed the stated value of its assets, or (ii) be left with unreasonably small capital with which to engage in its respective business for the foreseeable future, or (iii) have incurred debts beyond its ability to pay such debts as they mature (as such terms are used with respect to applicable solvency statutes).

          5.28. Compliance with Law.  The Company, its Affiliates and the
                -------------------
Project Owners and the conduct of their businesses are in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local, except where the failure to comply would not have a Material Adverse Effect on the Condition of the Company. Neither the Company, its Affiliates nor any Project Owner has received any written notice to the effect that it is not in compliance with any of such statutes, regulations, orders, ordinances or other laws where the failure to comply would have a Material Adverse Effect on the Condition of the Company or, to the best knowledge of the Company, has reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which would, in any one case or in the aggregate, have a Material Adverse Effect on the Condition of the Company.

          5.29. No Other Agreements to Sell the Assets or Capital Stock of the
                --------------------------------------------------------------
Company.  Neither the Company nor any Affiliate has any legal obligation,
-------
absolute or contingent, other than the obligations of the Company and each Affiliate under the Transaction Agreements, to any person or firm to (i) sell any material assets other than in the ordinary course of business consistent with past practices, (ii) sell any capital stock of the Company (other than as set forth in Section 5.6) or effect any merger, consolidation or other reorganization of the Company or (iii) enter into any agreement with respect any of the foregoing.

          5.30. Hart-Scott-Rodino.  The Person (as that term is defined in 16
                -----------------
C.F.R. (S) 801.1(a)(1)) of which the Company is a part does not have total assets or annual net sales of $100,000,000 or more, as measured under the applicable rules and regulations interpreting the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").
                                           -------
          5.31. Disclosure.
                ----------

          (a)  Agreement and Other Documents.  This Agreement does not, and the
               -----------------------------
documents and certificates executed by the Company or otherwise furnished by the Company to the Purchasers at the Closing will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          (b)  Material Adverse Effect.  There is no fact known to the Company,
               -----------------------
which the Company has not disclosed to the Purchasers in writing, which has a Material Adverse Effect, or insofar as the Company can reasonably foresee, will have a Material Adverse Effect on the Condition of the Company, or the ability of the Company to perform its obligations under the Transaction Agreements, or any document contemplated thereby.

          5.32. Restructuring.  The Restructuring and the consummation of the
                -------------
transactions contemplated in paragraph 3.22 (a) have been duly authorized by all necessary corporate action, including, if required, stockholder action, (b) do not and will not conflict with or contravene the terms of the Certificate of Incorporation or the By-Laws of the Company, or any amendment thereof; and (c) do not and will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Company or any of its Affiliates, or (ii) any Requirements of Law applicable to the Company or any of its Affiliates

                                  ARTICLE 6.


                              REPRESENTATIONS AND
                         WARRANTIES OF THE PURCHASERS
                         ----------------------------

          Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as follows:

          6.1.  Existence and Authority.  Such Purchaser (a) is a corporation,
                -----------------------
limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite partnership or corporate power and authority to own its assets and operate its business, and (c) has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is or will be a party .

          6.2.  Authorization; No Contravention.  The execution, delivery and
                -------------------------------
performance by such Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of the Series B Preferred Stock: (a) is within such Purchaser's partnership or corporate power and authority and has been duly authorized by all necessary partnership or corporate action on the part of such Purchaser; (b) does not conflict with or contravene the terms of such Purchaser's partnership agreement or certificate of limited partnership or certificate of incorporation or bylaws or any amendment thereof; and (c) will not violate, conflict with or result in any material breach or contravention of
(i) any Contractual Obligation of such Purchaser, or (ii) the Requirements of Law or any order or decree applicable to such Purchaser.

          6.3.  Binding Effect.  This Agreement has been duly executed and
                --------------
delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.4.  Purchase for Own Account.  The Series B Preferred Stock and the
                ------------------------
Common Stock to be issued upon conversion of the Series B Preferred Stock, are being or will be acquired by such Purchaser for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Series B Preferred Stock or the shares of Common Stock issuable upon conversion of the Series B Preferred Stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control, except as restricted by the Shareholders' Agreement. If such Purchaser should in the future decide to dispose of any of the Series B Preferred Stock or the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Series B Preferred Stock or the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF JANUARY 21, 1997, AS MAY BE AMENDED FROM TIME TO TIME, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE SHAREHOLDER."

          6.5.  Accredited Investor Status.  Such Purchaser is an "accredited
                --------------------------
investor" as such term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

          6.6.  Broker's, Finder's or Similar Fees.  There are no brokerage
                ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers.

                                  ARTICLE 7.

                           COVENANTS OF THE COMPANY
                           ------------------------

          From the date hereof until the Closing Date, the Company hereby covenants and agrees with the Purchasers as follows:

          7.1.  Further Assurances.  Upon the terms and subject to the
                ------------------
conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties that may be required, (B) to obtain all necessary permits as are required to be obtained under any federal, state, local or foreign law or regulations, and (C) to fulfill all conditions to this Agreement.

          7.2.  Notification of Certain Matters.  From the date hereof through
                -------------------------------
the Closing, the Company shall give prompt notice to Purchaser of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto.

          7.3.  Access to Information. From the date hereof through the Closing,
                ---------------------
the Company shall, and shall cause its officers, directors, employees and agents to, afford the Purchasers (or its representatives) complete access at all reasonable times to the Company records for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, and contracts of the Company, and shall furnish Purchasers all financial, operating and other data and information as Purchaser or its representatives, may reasonably request.

          7.4.  Conduct of Business. From the date hereof through the Closing,
                -------------------
the Company shall, except as contemplated by this Agreement, or as consented to by Purchaser in writing which consent will not be unreasonably withheld, operate the Company in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing.

                                  ARTICLE 8.

                         COVENANTS OF THE COMPANY WITH
                  RESPECT TO THE PERIOD FOLLOWING THE CLOSING
                  -------------------------------------------

          Until all shares of Series B Preferred Stock are no longer outstanding due to conversion, redemption or otherwise, the Company hereby covenants and agrees with the Purchasers as follows, except with respect to the obligations of the Company set forth in paragraph 8.1 shall terminate upon the earlier of (a) a Qualified Initial Public Offering and (b) the date on which the Purchasers or their Affiliates hold less than 25% of the Series B Preferred Stock (or Common Stock issued upon conversion of such Series B Preferred Stock) issued hereunder:

          8.1.  Financial Statements and Other Information.
                ------------------------------------------

          (a) The Company and each Affiliate shall maintain correct and complete books and records of accounts in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied to the extent applicable, and set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied. The Company shall retain Arthur Andersen or another "Big Six" accounting firm for the purpose of auditing its financial statements and reports for each fiscal year.

          (b) The Company shall deliver to the holders of the Series B Preferred Stock (the "Holders"), in form satisfactory to such Holders:

               (1) As soon as available after the end of each fiscal year, and in any event within ninety (90) days thereafter, (i) a consolidated balance sheet of the Company and its Affiliates, if any, as at the end of such fiscal year, and consolidated statements of income and retained earnings and consolidated statements of changes in cash flows of the Company and its Affiliates, if any, for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all prepared in accordance with GAAP consistently applied and accompanied by a report and opinion thereon by the Company's independent certified public accountants, which audit report shall state that such consolidated financial statements present fairly in all material respects the financial position as of such date and results of operations and cash flows for the periods indicated, all in conformity with GAAP; and (ii) a schedule setting forth the number, class and series of all authorized shares of stock of the Company, the number, class and series of issued and outstanding stock of the Company, the name of each record holder of any such stock and the number, class and series of such stock held by each such holder.

               (2) As soon as available after the end of the first fiscal quarter of the Company after the date hereof, and in any event within forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited balance sheet of the Company and its Affiliates, if any, as of end of such quarter, and unaudited statements of income, retained earnings, and changes in cash flows of the Company and its Affiliates, if any, for such period and the fiscal year to date, setting forth in comparative form the corresponding figures for the corresponding fiscal quarter of the previous fiscal year, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure), together with a detailed analysis of results of operations of the Company or its Affiliate, if any, and certified on behalf of the Company by the Chief Financial Officer the Company.

               (3) As soon as available after the end of each fiscal month, and in any event within thirty (30) days thereafter, an unaudited balance sheet as of the end of such month, and unaudited statements of income, retained earnings, and changes in cash flows for such period and the fiscal year to date, prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure), and certified on behalf of the Company by the Chief Financial Officer of the Company, setting forth in comparative form (i) the corresponding figures for the corresponding periods of the preceding year and
(ii) the corresponding figures from the Budget (as defined below) for the same fiscal year.

               (4) At least thirty (30) days prior to the end of each fiscal year of the Company, the Company shall provide to each Purchaser: a business plan (the "Budget") which (i) forecasts ahead at least one year the Company's
           ------
projected costs, revenues, income, balance sheet and cash flow on a monthly basis, and (ii) forecasts ahead at least one year the capital requirements necessary to reasonably expand the Company. The Budget shall continue to be reviewed and approved in advance by the Board of Directors of the Company.

               (5) Promptly, upon preparation thereof any revisions of the Company's Budget.

          8.2.  Notices.  Within 5 business days of obtaining knowledge of any
                -------
of the events described below, the Company shall give written notice to each member of the Company's Board of Directors of:

          (a) any (i) default or event of default under any material Contractual Obligation of the Company or any Affiliate, (ii) initiation or resolution of any material dispute, litigation, investigation, or proceeding which may exist at any time between the Company or any Affiliate and any private third party or Governmental Authority, and (iii) any default or breach of the terms of any of the Transaction Agreements by the Company; and

          (b) any other matter that has resulted in a Material Adverse Effect in the Condition of the Company.

          Each notice pursuant to this Section 8.2 shall be accompanied by a statement on behalf of the Company by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein, stating what action the Company proposes to take with respect thereto, the Company officer responsible for such action and the timetable with respect to such action.

          8.3.  Reservation of Shares.  The Company shall at all times reserve
                ---------------------
and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Series B Preferred Stock as provided in the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion, as well as the number of shares of Common Stock that may be issuable or deliverable upon conversion of the Series B Preferred Stock issued to the Purchasers as dividends. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate of Designations, be duly authorized, validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Certificate of Designations and shall otherwise comply with the terms thereof.

          8.4.  Books and Records.  The Company shall, and shall cause each of
                -----------------
its Affiliates to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of is Affiliates in accordance with GAAP. The Company shall provide the Purchasers with access to all such books and records and allow the Purchasers to make copies and abstracts thereof at reasonable times and, with respect to proprietary or confidential information, subject to reasonable confidentiality limitations.

          8.5.  Use of Proceeds.  The Company shall use the proceeds of the sale
                ---------------
of Series B Preferred Stock hereunder only for (a) working capital and general corporate purposes of the Company as set forth on Schedule 8.5, (b) the
                                                  ------------
construction of two 20-acre greenhouses, (c) the redemption of not more than $1,500,000 of outstanding Series A Preferred Stock; and (d) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Agreements.

          8.6.  New Lines of Business.  The Company shall not, without the prior
                ---------------------
written consent of 66 2/3% of the holders of the then outstanding shares of Series B Preferred Stock, engage in any material activity in any line of business other than the Company's Line of Business.

          8.7.  Compensation of Directors.  Each member of the Board of
                -------------------------
Directors shall entitled to (i) customary liability insurance obtained at commercially reasonable rates no later than the earlier of (A) six months from the date of this Agreement and (B) the date of a Qualified Initial Public Offering, and (ii) fees and reimbursement by the Company for all out-of-pocket expenses, including, without limitation, travel expenses, incurred by such director in connection with the performance of such director's duties.

          8.8.  Management Incentive Stock Option Plan.  The Company shall
                --------------------------------------
review completely its existing stock option plan within six months from the date of this Agreement and, subject to approval by the Board of Directors, make any necessary revisions or modifications.

          8.9.  Torrance Greenhouse.  The Company shall cause all approvals,
                -------------------
authorizations, exemptions and permits necessary or required for the construction, operation and use of the Torrance Greenhouse, including those set forth on Schedule 5.3, to be obtained in a timely manner from all Governmental
         ------------
Authorities with applicable jurisdiction.

                                  ARTICLE 9.

                                INDEMNIFICATION
                                ---------------

          9.1.  Indemnification. In addition to all other sums due hereunder or
                ---------------
provided for in this Agreement and all other remedies that may be otherwise available, the Company (an "Indemnifying Party") agrees to indemnify and hold
                            ------------------
harmless each Purchaser and its Affiliates and its respective officers, directors, agents, employees, Affiliates, partners and assigns (each, an "Indemnified Party") to the fullest extent permitted by law from and against any
 -----------------
and all Environmental Expenses and (i) tax liabilities, (ii) losses, costs, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) and (iii) other liabilities (collectively, "Liabilities")
                                                                -----------
based upon, relating to or arising out of any breach of any representation or warranty, covenant or agreement of such Indemnifying Party in this Agreement or any legal, administrative or other actions (including actions brought by any of the Purchasers or any Indemnifying Party or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of (A) the status of the Purchasers as shareholders of the Company and the existence or exercise of the rights and powers of the Purchasers (including without limitation, any claim against any Indemnified Party relating to Environmental Matters), (B) violations of applicable securities laws by the Company in connection with (i) the offering of the Series A Preferred Stock and Series B Preferred Stock and (ii) the Restructuring Transactions, or (C) third party claims that the Series B Preferred Stock hereunder violate preexisting understandings or arrangements with the Company; provided, however, that no Indemnifying Party shall be liable
                  --------  -------
under this Section 9.1 to an Indemnified Party: (a) for any amount paid in settlement of claims without such Indemnifying Party's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party, or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided,
                                                                       --------
further, that if and to the extent that such indemnification is unenforceable
-------
for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party further agrees to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party.

          At the option of the Holders of 66 2/3% of the then outstanding shares of the Series B Preferred Stock and lieu of cash payment, the Company shall satisfy its indemnification obligation under this Article 9 through the issuance to the Indemnified Party of shares of Common Stock having an aggregate fair value equal to the amount of such obligation. The fair value of any Common Stock issued pursuant to the preceding sentence shall be determined initially (the "Initial Determination") by the Board of Directors (and written notice
      ---------------------
thereof provided to the holders within two (2) business days) after giving effect to any indemnification obligation, such determination to be made in good faith. Any such determination may be challenged in good faith by the holders of a majority of the Series B Preferred Stock, whereupon a representative of such holders and the Company shall attempt in good faith to resolve such dispute for a period not to exceed thirty (30) days. If within such thirty (30) day period, such parties fail to resolve such dispute, such dispute shall be resolved promptly (and in no event later than sixty (60) days after any challenge), at the Company's expense, by an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of Series B Preferred Stock. The Initial Determination shall be deemed approved if the requisite holders have not notified the Company of any challenge within thirty (30) days after receiving notice (including a statement in reasonable detail of the bases therefor) of such determination.

          9.2.  Notification.  Each Indemnified Party under this Article 9
                ------------
shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from any Indemnifying Party under this
Article 9, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Article 9 except to the extent that such failure to notify results in a loss of a material defense of such Indemnified Party in actual prejudice due to such action. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and such Indemnified Party shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                                              --------  -------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers (such consent not to be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

          9.3.  Registration Rights Agreement.  Notwithstanding anything to the
                -----------------------------
contrary in this Article 9, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                  ARTICLE 10.

                                 MISCELLANEOUS
                                 -------------

          10.1. Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing Date:

          (a)  by the mutual written consent of the Purchasers and the Company;

          (b) by either Purchaser or the Company if the Closing shall not have occurred prior to February 15, 1997 (the "Termination Date") unless such
                                          ----------------
Termination Date is extended by mutual written consent of the Purchasers and the Company provided, that the right to terminate this Agreement under
        --------
this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Closing to have occurred by such date;

          10.2. Survival of Representations and Warranties.  All of the
                ------------------------------------------
representations and warranties made herein shall survive the Closing Date of this Agreement for a period of three (3) years from the date hereof except the representations and warranties in (i) Sections 5.11(a), 5.17 and 5.21 shall survive until the statute of limitations period has expired for such representations and warranties and (ii) Section 5.14 shall survive until thirty days after the expiration of the statute of limitations period has expired for such representations and warranties.

          10.3  Notices.  All notices, demands and other communications provided
                -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service, personal delivery or facsimile transmission (provided the original of such notice or communication has been sent by one of the previously listed methods):

          (a)   if to Catterton or to Catterton-CGH Partners, L.L.C.:

                Catterton-Simon Partners III, L.P..
                115 East Putnam Avenue
                Greenwich, Connecticut  06830
                Attention: Craig H. Sakin
                Facsimile: 203-629-4903

                with a copy to:

                Latham & Watkins
                1001 Pennsylvania Avenue, N.W., Suite 1300
                Washington, DC 20004-2505
                Attention: Eric A. Stern, Esq.
                Facsimile: 202-637-2201

          (b)   if to BCI:

                BCI Growth IV, L.P.
                Glenpointe Center West
                Teaneck, NJ 07666
                Attention: Stephen J. Eley
                Facsimile: 201-836-6368

                with a copy to:

                Reboul, MacMurray, Hewitt, Maynard &
                 Kristol
                45 Rockefeller Plaza
                New York, NY 10111
                Attention: Robert A. Schwed, Esq.
                Facsimile: 212-841-5725

          (c)   if to the Company:

                Colorado Greenhouse, Inc.
                4845 Pearl East Circle, # 300
                Boulder, Colorado 80301-2474
                Attention: Edward J. Wetherbee
                Facsimile: 303-442-5113

                with a copy to:

                Holme Roberts & Owen, LLP
                1401 Pearl Street, Suite 400
                Boulder, Colorado 80302
                Attention: William R. Roberts, Esq.
                Facsimile: 303-444-1063

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; when mailed, five business days after being deposited in the mail, postage prepaid.

          10.4. Successors and Assigns.  This Agreement shall inure to the
                ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. This agreement may be assigned by any Purchaser, subject to applicable securities laws. The Company may not assign any of its rights under this Agreement without the written consent of each of the Purchasers. Except as provided in Article 9, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

          10.5. Amendment and Waiver.
                --------------------

          (a) No failure or delay on the part of the Company, or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Holders of 66 2/3% of the then outstanding shares of the Series B Preferred Stock. Any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective (i) only if it is made in writing and signed by the Company and the Holders of 66 2/3% of the then outstanding shares of the Series B Preferred Stock or the parties to be bound thereby and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto any other or further notice or demand in similar or other circumstances.

          10.6.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.7.  Headings.  The headings in this Agreement are for convenience
                 --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          10.8.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such state.

          10.9.  Severability. If any one or more of the provisions contained
                 ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision or provisions held invalid, illegal or unenforceable shall substantially impair the remaining provisions hereof.

          10.10. Rules of Construction.  Unless the context otherwise requires,
                 ---------------------
"or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          10.11. Entire Agreement.  This Agreement, together with the exhibits
                 ----------------
and schedules hereto and the other Transaction Agreements is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein. This Agreement, together with the exhibits and schedules hereto, the other Transaction Agreements, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          10.12. Transaction Expenses.  The Company will pay all Transaction
                 --------------------
Expenses of the Purchasers in accordance with Section 2.4 of this Agreement, regardless whether the transactions contemplated hereby are consummated.

          10.13. Publicity. Except as may be required by applicable law, none of
                 ---------
the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          10.14. Further Assurances.  Upon the terms and subject to the
                 ------------------
conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties that may be required; (B) to obtain all necessary permits as are required to be obtained under any federal, state, local or foreign law or regulations, and (C) to fulfill all conditions to this Agreement.

          10.15. Severability of Representations, Warranties and Covenants.
                 ---------------------------------------------------------
Catterton and BCI shall not be liable to the Company for the breach or violation, if any, of any representation, warranty or covenant made or to be complied with by any of the other Purchasers, but each such Purchaser shall be liable to the Company solely for its own breach or violation, if any, of any representation, warranty or covenant made or to be complied with by such Purchaser. The Company shall not be liable to the Purchasers for the breach or violation, if any, of any representation, warranty or covenant made or to be complied with by any party hereto, but the Company shall be liable to the Purchasers solely for its own breach or violation, if any, of any representation, warranty, or covenant made or to be complied with by the Company.


                           [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                            COLORADO GREENHOUSE HOLDINGS, INC.


                            By:  /s/ Ed Wetherbee
                               ------------------------------------------------
                            Name:
                            Title:  CEO


                            CATTERTON-SIMON PARTNERS III, L.P.
                            By: Catterton-Simon Managing Partner III, L.L.C.,
                                its General Partner


                            By: /s/ Craig Sakin
                               ------------------------------------------------
                            Name:
                            Title:


                            CATTERTON-CGH PARTNERS, L.L.C.
                            By: Catterton Partners Management Company, L.L.C.,
                                its Managing Member



                            By: /s/ Craig Sakin
                               ------------------------------------------------
                            Name:
                            Title:


                            BCI GROWTH IV, L.P.
                            By:  Glenpointe Associates, L.L.C.,
                                 its General Partner



                            By: /s/ Stephen Eley
                               ------------------------------------------------
                            Name:
                            Managing Member

                            H&Q COLORADO GREENHOUSE INVESTORS, L.P.


                            By: /s/ Jackie Berterretche
                               ------------------------------------------------
                            Name:   Jackie Berterretche
                            Title:    Attorney-in-Fact

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF

                                      OF

                             SERIES B CONVERTIBLE
                                PREFERRED STOCK

                                      OF

                      COLORADO GREENHOUSE HOLDINGS, INC.

                          ___________________________

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                          ___________________________

          COLORADO GREENHOUSE HOLDINGS, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article IV
 -----------
of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of
                                                       ----
Directors of the Corporation by written consent dated as of January 16, 1997, duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 1,893,500 shares. $.001 par value per share, to be designated the "Series B Convertible Preferred Stock" (hereinafter, "Series B Preferred Stock"); that the Board of
                                ------------------------
Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Restated Certificate of Incorporation, the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof shall be as follows:

          1.   Certain Definitions.
               -------------------

          Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Actual EBIT" shall mean, for any period, the Consolidated Net Income
           -----------
of the Corporation for such period adjusted to deduct therefrom interest income and to add thereto the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) interest expense and (iii) any non-cash charge related to the issuance of Company options to purchase Common Stock. Such amounts shall be determined pursuant to an audit by a nationally recognized accounting firm in accordance with GAAP.

          "Adjustment Percentage" shall mean, with respect to any Return on
           ---------------------
Investment in connection with a Liquidity Event, the "Adjustment Percentage" as set forth on Schedule 3 to the Stock Purchase Agreement for such Return on
             ----------
Investment as of the closing date of such Liquidity Event.

          "Adjustment Price" shall mean, with respect to any date, the
           ----------------
"Adjustment Price" as set forth on Schedule 3 to the Stock Purchase Agreement
                                   ----------
for such date.

          "Affiliate" shall have the meaning given to such term under Rule 12b-2
           ---------
of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                   EXHIBIT B



                               January 28, 1997


Colorado Springs Production Credit Association
3625 Citadel Drive S.
Colorado Springs, Colorado 80932-9290

     Re: Brush Cogeneration Partners, Brush Greenhouse Partners II, LLC and Colorado Greenhouse LLC

Ladies and Gentlemen:

     Reference is made to that certain Construction and Term Loan Deed of Trust, Security Agreement and Assignment of Rents dated as of June 30, 1992, as amended (the "Deed of Trust") from Brush Cogeneration Partners ("BCP") in favor of the undersigned (collectively, the "Lenders"). The Deed of Trust was created pursuant to the terms of the Construction and Term Loan Agreement among BCP and the Lenders, which document provided for the advancement of funds from the Lenders to BCP for the purposes of constructing a cogeneration facility, which includes a commercial greenhouse facility, located in Brush, Colorado (the "Facility").

     It is our understanding that:

     (a) BCP has leased the greenhouse component of the Facility to Brush Greenhouse Partners II, LLC ("BGP II") pursuant to that certain Amended and Restated Cogeneration and Greenhouse Lease Agreement dated as of June 1, 1992 (as amended, the "Greenhouse Lease");

     (b) BGP II has entered into a Greenhouse Operation and Management Agreement (the "O&M Agreement") dated as of December 29, 1994 with Colorado Greenhouse LLC ("Colorado Greenhouse");

     (c) Colorado Greenhouse has entered into a Line of Credit Agreement (providing for a line of credit in the aggregate principal amount of up to $1,500,000) and a Security Agreement (together, the "Loan Documents"), each dated as of January 24, 1997, with Colorado Greenhouse, Inc. ("CGI"), which is an affiliate of Colorado Greenhouse;

                                   EXHIBIT C

                             REDEMPTION AGREEMENT
                             --------------------

     THIS REDEMPTION AGREEMENT (this "Agreement") is made as of the 21st day of January, 1997, among Colorado Greenhouse Holdings, Inc., a Delaware corporation (the "Company"), Catterton-Simon Partners III, L.P., a Delaware limited partnership ("Catterton-Simon"), BCI Growth IV, L.P., a Delaware limited partnership ("BCI"), H & Q Colorado Greenhouse Investors, L.P., a Delaware limited partnership ("H&Q") and Catterton - CGH Partners, LLC, a Delaware limited liability company ("Catterton, LLC"). Catterton-Simon, BCI, H&Q and Catterton, LLC are collectively referred to herein as "Purchasers."


                                   RECITALS
                                   --------

     A. Purchasers and the Company are parties to that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which Purchasers will acquire from the Company certain shares of its Series B Preferred Stock.

     B. Following the acquisition by the Purchasers of the Series B Preferred Stock, the Company desires to redeem certain outstanding shares of its Series A Preferred Stock from the holders thereof.

     C. As additional consideration for the obligations of Purchasers under the Purchase Agreement, the Company has agreed to limits its redemption of the Series A Preferred Stock as set forth herein.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


     1.   Redemption. The Company shall not redeem outstanding shares of its
          ----------
Series A Preferred Stock except in conformity with the following terms:

          a.   Value of Redeemed Shares. The aggregate value of the outstanding
               ------------------------
shares of Series A Preferred Stock the Company shall be entitled to redeem shall not exceed $1,500,000.

          b.   Price Per Share. The price per share of any share of Series A
               ---------------
Preferred Stock redeemed by the Company shall not exceed $6.75 per share.

     2.   Time for Redemption. The Company must consummate any redemption
          -------------------
pursuant to this Agreement within 90 days after the date hereof.

                                   EXHIBIT D





                      COLORADO GREENHOUSE HOLDINGS, INC.


                         REGISTRATION RIGHTS AGREEMENT


                         Dated as of January 21, 1997

                                   EXHIBIT E




                      COLORADO GREENHOUSE HOLDINGS, INC.


                    SERIES A REGISTRATION RIGHTS AGREEMENT

                         Dated as of January 21, 1997

                                   EXHIBIT F


                            SHAREHOLDERS AGREEMENT

          This Shareholders Agreement (the "Agreement") is entered into as of
                                            ---------
the 21st day of January, 1997 by and among CATTERTON-SIMON PARTNERS III, L.P., a Delaware limited partnership ("Catterton"), BCI GROWTH IV, L.P., a Delaware limited partnership ("BCI"), the other co-investors listed on Schedule 1
                                                              ----------
attached hereto (the "Co-Investors"), the holders of Series A Preferred Stock
                      ------------
(collectively, the "Shareholders") and COLORADO GREENHOUSE HOLDINGS, INC., a Delaware corporation (the "Company").
                           -------

                                   RECITALS

          WHEREAS, Company, Catterton, and the Co-Investors (the "Purchasers")
                                                                  ----------
have entered into that certain Stock Purchase Agreement (the "Stock Purchase
                                                              --------------
Agreement") dated as of January 21, 1997, pursuant to which the Purchasers have
---------
agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers 1,875,000 shares of the Preferred Stock (as hereinafter defined) of the Company;

          WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company and the Shareholders enter into this Agreement; and

          WHEREAS, the Company and the Shareholders desire to enter into this Agreement to provide continuity of management of the Company and to govern certain aspects of the relationship among the Shareholders and the relationship between the Shareholders and the Company.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

          1.   Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following meanings:

               a.   "Affiliate" means, with respect to any specified Person, any
                     ---------
Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise. Unless otherwise qualified, all references to an "Affiliate" or to "Affiliates" in this Agreement shall refer to an Affiliate or Affiliates of the Company.

               b.   "Business Days" shall mean all days other than Saturday or
                     -------------
Sunday or any day on which banking institutions in New York, New York are authorized or obligated by law to close.

               c.   "Common Stock" shall mean: (i) the common stock of the
                     ------------
Company, par value $.001 per share; (ii) any other capital stock of the Company into which such common stock is converted, exchanged, reclassified or reconstituted; (iii) any warrants or options exercisable for any of the foregoing; and (iv) any right to receive any of the foregoing other than upon conversion of any security convertible into any of the foregoing.

                                   EXHIBIT G


                      SEVERANCE AND NONCOMPETE AGREEMENT
                      ----------------------------------


          THIS SEVERANCE AND NONCOMPETE AGREEMENT (this "AGREEMENT"), dated effective as of December 31, 1996, is between Colorado Greenhouse, Inc., a Delaware corporation (the "Company"), and Edward J. Wetherbee ("Employee").

          In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1.   Employment. The Company hereby employs Employee and Employee
               ----------
hereby agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

          2.   Capacity and Duties. Employee shall be employed by the Company as
               -------------------
its Chief Executive Officer or in such other executive capacity as the board of directors shall determine. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the board of directors. Employee shall devote such time, attention and energies to the business of the Company as shall be necessary to perform the duties requested by the board of directors; provided that Employee shall be free to engage in other business activities. His actions shall at all times be such that they do not discredit the Company or its products and services.

          3.   Compensation.
               ------------

                                   EXHIBIT G

                      SEVERANCE AND NONCOMPETE AGREEMENT
                      ----------------------------------

     THIS SEVERANCE AND NONCOMPETE AGREEMENT (this "Agreement"), dated effective as of December 31, 1996, is between Colorado Greenhouse, Inc., a Delaware corporation (the "Company"), and Matthew Brian Cook ("Employee").

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Employment. The Company hereby employs Employee and Employee hereby
          ----------
agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

     2.   Capacity and Duties. Employee shall be employed by the Company as its
          -------------------
Chief Operating Officer or in such other executive capacity as the board of directors shall determine. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the board of directors and the duly elected officers of the Company. Employee shall devote his entire working time, attention and energies to the business of the Company. His actions shall at all times be such that they do not discredit the Company or its products and services. Except for his involvement in personal investments, Employee shall not engage in any other business activity or activities that require significant personal services by Employee that, in the judgment of the board of directors, may conflict with the proper performance of Employee's duties hereunder.

                                                                       EXHIBIT H

                           COLORADO GREENHOUSE, INC.

              Anti-Dilution Formula For Weighted Average Ratchet
              --------------------------------------------------

                                                               SHARES        CONV RATIO
                                                               ------        ----------
Existing Shares of Series A & Options on CS                    7,020,000     1,0000
New Shares of $14 mm Series B @ $8.00                          1,750,000     1,0000
New Shares of $14 mm Series B @ $5.50                          2,545,455     1,4545

Total Common Shares of A & B @ $5.50                           9,565,455

   Symbol       Description                                           Number         Memo
                                                                      ------         ----
        O= # of shares of Outstanding at Record Date                  9,565,455      (Should include CS which Pfd is convert into &
        N= # of shares which each B is convertible into                  1,4545        options)
        P= Offering Price Per Share of Additional CS
        M= Market value of CS
        A= Number of Shares of CS offered                                            (Never less than $5.50)


(C) Rights, Options or Warrants


Ex) #1    Assume they issue Warrants to purchase 1,000,000 CS at $0.01 for $2.00
           Warrant (within 60 days)

        O=    9,565,455
        N=       1.4545
        P=        $2.01
        M=        $5.50
        A=    1,000,000

        N/1/= N x (O divided by A)
              -------------------
              O -  ((AxP)/M)

        N/1/= 1.4545 x (9,565,455 + 1,000,000)
              -------------------------------
              9,565,455 + ((1,000,000 x 2.01)/5.5)

        N/1/=      15,367,934
              ---------------
                    9,930,909

        N/1/=       $1.5475
     memo          8/1.5475=     $5.1697 Price per Share of B

CHECK:        (9,565,455 x 5.5) + (1,000,000 x 2.01)
              -------------------------------------
Weighted      (9,565,455 + 1,000,000)
Avg Formula

                 $5.1697

Ex) #2    Assume they issue Rights purchase 10,000,000 CS at $5.00.

        O=    9,565,455
        N=       1.4545
        P=        $5.00
        M=        $5.50
        A=   10,000,000

        N/1/= N x (O + A)
              ----------
              O divided by ((AxP)/M)


        N/1/= 1.4545 x (9,565,455 + 10,000,000)
              --------------------------------
              9,565,455 + ((10,000,000 x 5)/5.5)

        N/1/= 28,458,842.98
              -------------
              18,656,363.64

        N/1/=        1.5254

     memo          8/1.5254=     $5.2444 Price per Share of B

CHECK:           (9,565,455 x 5.5) + (10,000,000 x 5)
                 -----------------------------------
Weighted         (9,565,455 + 10,000,000)
Avg Formula

                    $5.2444

                                                                       EXHIBIT I


[LETTERHEAD OF HOLME ROBERTS & OWEN LLP APPEARS HERE]


January 21, 1997


Catterton-Simon Partners III, L.P.
115 East Putnam Avenue
Greenwich, Connecticut 06830
Attention: Craig H. Sakin

BCI Growth IV, L.P.
Glenpointe Center West
Teaneck, New Jersey 07666
Attention: Stephen J. Eley

H & Q Colorado Greenhouse Investors, L.P.
One Bush Street
San Francisco, California 94104
Attention: Marti Wyman

Catterton-CGH Partners, LLC
115 East Putnam Avenue
Greenwich, Connecticut 06830
Attention: Craig H. Sakin

Re:  Colorado Greenhouse, Inc., Series B Preferred Stock Sale
     --------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Colorado Greenhouse Holdings, Inc., a Delaware corporation (the "Company"), Colorado Greenhouse LLC, a Colorado limited liability company ("CG, LLC"), Colorado Greenhouse, Inc. ("CG, Inc.") and CG Member, Inc., a Delaware corporation ("CGM, Inc.") (CG, LLC, CG, Inc. and CGM, Inc. are sometimes referred to herein as the "Subsidiaries"), in connection with the restructuring of the Company and the LLC (the "Restructuring Transaction"), the organization of CG, Inc. and CGM, Inc. and the negotiation, preparation, execution and delivery of the Stock Purchase Agreement (the "Agreement") dated as of the date of this opinion, by and among the Company, Catterton-Simon Partners III, L.P., a Delaware limited partnership ("Catterton-Simon"), BCI Growth IV, L.P., a Delaware limited partnership ("BCI"), H&Q

                                                                       EXHIBIT I

   [LETTERHEAD OF MODRALL, SPERLING,ROEHL,HARRIS & SISK, P.A. APPEARS HERE]

--------------------------------------------------------------------------------

VIA FACSIMILE
AND U.S MAIL


January 21, 1997



Mr. Robert C. Clark
Colorado Greenhouse, Inc.
4845 Pearl East Circle, Suite 300
Boulder, Colorado 80301

Re:  Estancia Greenhouse Project:  Opinion on Governmental Approvals
     ---------------------------------------------------------------

Dear Mr. Clark:

     As you know, we have acted as local counsel for Colorado Greenhouse, Inc., a Delaware Corporation ("Colorado Greenhouse"). This opinion identifies the governmental approvals required for the development, design, construction, start-up, testing, operation and maintenance of the Estancia Greenhouse Project ("Project"). In connection with this opinion, we have examined, among other things, the documents and agreements listed on Exhibit A attached hereto (the "Documents"). We have also examined other agreements and information pertaining to the Project and have made such investigations of law as we have deemed relevant and necessary for the purposes of rendering this opinion.

     The opinions, review and analysis set forth below are subject to the following further qualifications:

     (a) This opinion is subject to the effect of bankruptcy, solvency, reorganization, moratorium and similar loss generally affecting creditors' rights.

     (b) This opinion does not address matters related to the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 to 678; the Emergency Planning and Community Right to Know Act of 1986 (as set forth in Title III of the Superfund Amendments); or any governmental approvals by or with any governmental authority pertaining to lending, banking, fiscal or monetary matters.

                                   EXHIBIT J

                               State of Delaware

                       Office of the Secretary of State

                            ______________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "COLORADO GREENHOUSE, INC.", CHANGING ITS NAME FROM "COLORADO GREENHOUSE, INC." TO "COLORADO GREENHOUSE HOLDINGS, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JANUARY, A.D. 1997, AT 4 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                      /s/ Edward J. Freel
             [SEAL APPEARS HERE]      ------------------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:      8290856

                                                DATE:     01-17-97

                                   EXHIBIT K


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
     OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED
     OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.


                      COLORADO GREENHOUSE HOLDINGS, INC.

                          WARRANT TO PURCHASE 18,500
                      SHARES OF SERIES B PREFERRED STOCK

                          Void after January 31, 2002


     THIS CERTIFIES THAT, for value received, Hambrecht & Quist LLC (the "Holder") is entitled to purchase, on the terms and subject to the conditions hereof, up to 18,500 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Stock"), of Colorado Greenhouse Holdings, Inc., a Delaware corporation (the "Company"), at a per share purchase price of $8.00 (the "Exercise Price"), subject to adjustment as provided herein.

     The following terms shall apply to this Warrant:

     1.   Exercise of Warrant. The terms and conditions upon which this Warrant
          -------------------
may be exercised, and the Series B Stock covered hereby (the "Warrant Shares"), may be purchased, are as follows:

          1.1  Number of Shares. This Warrant is being delivered to Holder in
               ----------------
exchange for Holder's financial advisory services pursuant to that letter agreement dated September 23, 1996. The number of Warrant Shares for which this Warrant is initially exercisable is 18,500 shares, which number is subject to adjustment pursuant to Section 2 of this Warrant.

          1.2  Exercise. This Warrant may be exercised in whole or in part at
               --------
any time or from time to time up until 5:00 p.m. Mountain Standard Time, January 31, 2002, and shall be void thereafter. The exercise of the purchase rights hereunder, in whole or in part shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of the subscription attached as Exhibit A hereto, to the Company at its principal offices, and (b)
            ---------
the delivery of the Exercise Price by (i) check or bank draft payable to the Company's order, or (ii) by wire transfer to the Company's account for the number of Warrant Shares for which the purchase rights hereunder are being exercised.

          1.3  Automatic Exercise. Notwithstanding the provisions of Section 1.1
               ------------------
above, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section

                                   SCHEDULE 1
                                   ----------



                                      SHARES BEING           PURCHASE
        PURCHASER                      PURCHASED              PRICE
        ---------                      ---------              -----
Catterton-Simon Partners III,            875,000             $7,000,000
  L.P.

Catterton-CGH Partners, L.L.C.            31,250             $  250,000

BCI Growth IV, L.P.                      875,000             $7,000,000

H&Q Colorado Greenhouse                   93,750             $  750,000
  Investors, L.P.

                                  SCHEDULE 1.1
                                  ------------

                                    LENDERS
                                    -------


The Prudential Insurance Company of America

Pruco Life Insurance Company

Credit Suisse

The Fuji Bank, Limited

Credit Local de France

Credit Lyonnais

Mellon Bank, N.A.

The Sanwa Bank, Limited

Campagnie Financiere de Cic et de L'Union Europeene

                                   SCHEDULE 2
                                   ----------

                               ADJUSTMENT PRICES
                               -----------------

For Calendar Year 1997
----------------------

If the Company's Actual EBIT is equal to or less than $7,361,000 but greater than $6,974,000, the Adjustment Price shall be $7.60

If the Company's Actual EBIT is equal to or less than $6,974,000 but greater than $6,586,000, the Adjustment Price shall be $7.20

If the Company's Actual EBIT is equal to or less than $6,586,000 but greater than $6,199,000, the Adjustment Price shall be $6.80

If the Company's Actual EBIT is equal to or less than $6,199,000 but greater than $5,811,000, the Adjustment Price shall be $6.40

If the Company's Actual EBIT is equal to or less than $5,811,000 but greater than $5,424,000, the Adjustment Price shall be $6.00

If the Company's Actual EBIT is equal to or less than $5,424,000 but greater than $5,331,000, the Adjustment Price shall be $5.60

If the Company's Actual EBIT is equal to or less than $5,331,000, the Adjustment Price shall be $5.50


For Calendar Year 1998
----------------------

If the Company's Actual EBIT is equal to or less than $14,914,000 but greater than $14,129,000, the Adjustment Price shall be $7.60

If the Company's Actual EBIT is equal to or less than $14,129,000 but greater than $13,344,000, the Adjustment Price shall be $7.20

If the Company's Actual EBIT is equal to or less than $13,344,000 but greater than $12,559,000, the Adjustment Price shall be $6.80

If the Company's Actual EBIT is equal to or less than $12,559,000 but greater than $11,774,000, the Adjustment Price shall be $6.40

If the Company's Actual EBIT is equal to or less than $11,774,000 but greater than $10,989,000, the Adjustment Price shall be $6.00

If the Company's Actual EBIT is equal to or less than $10,989,000 but greater than $10,801,000, the Adjustment Price shall be $5.60

If the Company's Actual EBIT is equal to or less than $10,801,000, the Adjustment Price shall be $5.50

                                   SCHEDULE 3
                                   ----------


                                     1997

                Liquidity Event
      After Closing, but on or Before Dec.,                  Adjustment
                   31, 1997                                  Percentage
                   --------                                  ----------
If ROI is greater than      200.0%                     then adj % shall be 100%
If ROI is greater than      196.7%                     then adj % shall be 95%
If ROI is greater than      193.3%                     then adj % shall be 90%
If ROI is greater than      190.0%                     then adj % shall be 85%
If ROI is greater than      186.7%                     then adj % shall be 80%
If ROI is greater than      183.3%                     then adj % shall be 75%
If ROI is greater than      180.0%                     then adj % shall be 70%
If ROI is greater than      176.7%                     then adj % shall be 65%
If ROI is greater than      173.3%                     then adj % shall be 60%
If ROI is greater than      170.0%                     then adj % shall be 55%
If ROI is greater than      166.7%                     then adj % shall be 50%
If ROI is greater than      163.3%                     then adj % shall be 45%
If ROI is greater than      160.0%                     then adj % shall be 40%
If ROI is greater than      156.7%                     then adj % shall be 35%
If ROI is greater than      153.3%                     then adj % shall be 30%
If ROI is greater than      150.0%                     then adj % shall be 25%

                                     1998

                Liquidity Event
                     After
            Dec. 31, 1997, but on or                          Adjustment
             Before Dec. 31, 1998                             Percentage
             --------------------                             ----------
If ROI is greater than      250.0%                     then adj % shall be 100%
If ROI is greater than      246.7%                     then adj % shall be 95%
If ROI is greater than      243.3%                     then adj % shall be 90%
If ROI is greater than      240.0%                     then adj % shall be 85%
If ROI is greater than      236.7%                     then adj % shall be 80%
If ROI is greater than      233.3%                     then adj % shall be 75%
If ROI is greater than      230.0%                     then adj % shall be 70%
If ROI is greater than      226.7%                     then adj % shall be 65%
If ROI is greater than      223.3%                     then adj % shall be 60%
If ROI is greater than      220.0%                     then adj % shall be 55%
If ROI is greater than      216.7%                     then adj % shall be 50%
If ROI is greater than      213.3%                     then adj % shall be 45%
If ROI is greater than      210.0%                     then adj % shall be 40%
If ROI is greater than      206.7%                     then adj % shall be 35%
If ROI is greater than      203.3%                     then adj % shall be 30%
If ROI is greater than      200.0%                     then adj % shall be 25%

                                     1999

                Liquidity Event
                     After
            Dec. 31, 1998, but on or                          Adjustment
             Before Dec. 31, 1999                             Percentage
             --------------------                             ----------
If ROI is greater than      350.0%                     then adj % shall be 100%
If ROI is greater than      343.3%                     then adj % shall be 95%
If ROI is greater than      336.7%                     then adj % shall be 90%
If ROI is greater than      330.0%                     then adj % shall be 85%
If ROI is greater than      323.3%                     then adj % shall be 80%
If ROI is greater than      316.7%                     then adj % shall be 75%
If ROI is greater than      310.0%                     then adj % shall be 70%
If ROI is greater than      303.3%                     then adj % shall be 65%
If ROI is greater than      296.7%                     then adj % shall be 60%
If ROI is greater than      290.0%                     then adj % shall be 55%
If ROI is greater than      283.3%                     then adj % shall be 50%
If ROI is greater than      276.7%                     then adj % shall be 45%
If ROI is greater than      270.0%                     then adj % shall be 40%
If ROI is greater than      263.3%                     then adj % shall be 35%
If ROI is greater than      256.7%                     then adj % shall be 30%
If ROI is greater than      250.0%                     then adj % shall be 25%


                                     2000

                Liquidity Event
                     After
           Dec. 31, 1999, but on or                          Adjustment
            Before Dec. 31, 2000                             Percentage
            --------------------                             ----------
If ROI is greater than      450.0%                     then adj % shall be 100%
If ROI is greater than      443.3%                     then adj % shall be 95%
If ROI is greater than      436.7%                     then adj % shall be 90%
If ROI is greater than      430.0%                     then adj % shall be 85%
If ROI is greater than      423.3%                     then adj % shall be 80%
If ROI is greater than      416.7%                     then adj % shall be 75%
If ROI is greater than      410.0%                     then adj % shall be 70%
If ROI is greater than      403.3%                     then adj % shall be 65%
If ROI is greater than      396.7%                     then adj % shall be 60%
If ROI is greater than      390.0%                     then adj % shall be 55%
If ROI is greater than      383.3%                     then adj % shall be 50%
If ROI is greater than      376.7%                     then adj % shall be 45%
If ROI is greater than      370.0%                     then adj % shall be 40%
If ROI is greater than      363.3%                     then adj % shall be 35%
If ROI is greater than      356.7%                     then adj % shall be 30%
If ROI is greater than      350.0%                     then adj % shall be 25%

"ROI"    =  Return on Investment
"adj. %" =  Adjustment Percentage

                                 SCHEDULE 3.22
                                 -------------

          Exchange of Membership Interests in Colorado Greenhouse LLC
          -----------------------------------------------------------
      For Series A Preferred Stock in Colorado Greenhouse Holdings, Inc.
      -----------------------------------------------------------------

Holder                       Shares Issued    Date Issued    % of MI's Exchanged
------                       -------------    -----------    -------------------
Brush Greenhouse Partners      3,100,000        12/31/96             50%

Brush Greenhouse Partners II   3,038,000        12/31/96             49%

Brush Greenhouse Partners II      62,000          1/1/97              1%
                               ---------        --------           -------
TOTAL:                         6,200,000                            100%

                                 SCHEDULE 8.5
                                 ------------

USE OF PROCEEDS
---------------

     1.   Fees and expenses associated with Farm Credit loan agreement.

     2. Reimbursement of CG, LLC for costs related to reorganization, financing and expansion.

     3. Funding of $10 million for special construction account per Farm Credit loan agreement ($1 million to be refunded upon completion of construction).

     4. Working capital requirements (start-up costs) for new greenhouses and other corporate working capital requirements.